UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___ )

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ROADRUNNER TRANSPORTATION SYSTEMS, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 9, 2014
Dear Stockholder:
We are pleased to announce that the 2014 annual meeting of stockholders of Roadrunner Transportation Systems, Inc. will be held on Wednesday, May 14, 2014, at 1:00 p.m. Central Time, at the Hilton Garden Inn, 5890 S. Howell Avenue, Milwaukee, Wisconsin 53207.
Please refer to the accompanying notice of annual meeting and proxy statement for detailed information on each of the matters to be acted upon and the annual meeting. Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. The notice of annual meeting and proxy statement contain instructions on how you can vote your shares over the Internet, by telephone, or by mail.
Thank you for your interest in Roadrunner.

Sincerely,

Mark A. DiBlasi
President, Chief Executive Officer, and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2014
Dear Stockholder:
The annual meeting of stockholders of Roadrunner Transportation Systems, Inc., a Delaware corporation, will be held on Wednesday, May 14, 2014, at 1:00 p.m. Central Time, at the Hilton Garden Inn, 5890 S. Howell Avenue, Milwaukee, Wisconsin 53207, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To approve, by an advisory vote, the compensation of our named executive officers.

3.	To re-approve the Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

5.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the accompanying proxy statement. Our board of directors has fixed the close of business on April 8, 2014 as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the meeting.
All stockholders are cordially invited to attend the annual meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone by following the instructions in the accompanying proxy statement. Of course, you may also vote by signing, dating, and returning the enclosed proxy card in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Cudahy, Wisconsin	Peter R. Armbruster
April 9, 2014	Secretary

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
4900 S. Pennsylvania Ave.
Cudahy, WI 53110

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2014 annual meeting of stockholders and any postponements or adjournments thereof. The annual meeting will be held on Wednesday, May 14, 2014, beginning at 1:00 p.m. Central Time, at the Hilton Garden Inn, 5890 S. Howell Avenue, Milwaukee, Wisconsin 53207. If you need directions to the location of the meeting, please call (414) 481-8280. We intend to mail this proxy statement and the accompanying notice of meeting, proxy card, and our 2013 annual report to stockholders on or about April 17, 2014. For information on how to vote your shares, see the instructions included on the proxy card and under “About the Meeting - How do I vote?” below.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
In this proxy statement, “we,” “our,” or “us” all refer to Roadrunner Transportation Systems, Inc. and its subsidiaries.
Our principal executive offices are located at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110, and our telephone number is (414) 615-1500. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 14, 2014. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2013 annual report for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

ABOUT THE MEETING
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to vote on the following items of business:

(1)	the election of two Class I directors to serve until our 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	the approval, on an advisory basis, of the compensation of our named executive officers;

(3)	the re-approval of the Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan (referred to as the 2010 Plan);

(4)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(5)	any other business that may properly come before the meeting or any adjournment or postponement thereof.
 In addition, our management will report on our performance during fiscal year 2013 and respond to questions from our stockholders.
What are the recommendations of our board of directors?
For the reasons set forth in more detail in this proxy statement, our board of directors recommends a vote:

(1)	“for” the election of each of the two Class I director nominees;

(2)	“for” the approval, on an advisory basis, of the compensation of our named executive officers;

(3)	“for” the re-approval of the 2010 Plan; and

(4)	“for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Who is entitled to notice of and to vote at the annual meeting?
Only stockholders of record at the close of business on April 8, 2014, the record date for the annual meeting, are entitled to receive notice of the meeting and to vote the shares of our common stock that they held on that date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon at the meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials will be sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete, and deliver the proper documentation provided by your broker, bank, or other holder of record and bring it with you to the annual meeting.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 37,854,079 shares of our common stock were outstanding. Abstentions and broker non-votes (discussed below) will be included in the calculation of the number of shares considered to be present at the meeting.
If less than a majority of the outstanding shares of our common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.
How do I vote?
If you are the stockholder of record (that is, the shares are held in your name), you may vote in person at the annual meeting or by proxy on the Internet, by telephone, or by mail, all as described below. We recommend that you vote by proxy even if you plan to attend the annual meeting so that your vote will be counted even if you later decide not to attend the annual meeting. You can always change your vote at the annual meeting. The Internet and telephone voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return a written proxy card by mail.
Via the Internet: Go to www.proxyvote.com and follow the instructions. You will need the control number that appears on your proxy card included with this proxy statement. This method of voting will be available until 11:59 p.m. Eastern Time, on May 13, 2014.
By telephone: On a touch-tone telephone, call toll-free 1-800-690-6903 and follow the instructions. You will need the control number that appears on your proxy card included with this proxy statement. This method of voting will be available until 11:59 p.m. Eastern Time, on May 13, 2014.
By mail: If you wish to vote by traditional proxy card, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided by following the instructions on the proxy card. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.
If you are a beneficial owner of shares held in street name, you may vote in person at the annual meeting or by proxy on the Internet, by telephone, or by mail, by following the voting instructions you will receive from the holder of record, which is the brokerage firm, bank, broker-dealer, or other similar organization holding your shares. You must follow these voting instructions to vote your shares. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the holder of record.
Can I revoke my proxy and change my vote?
Yes. You may revoke your proxy and change your vote at any time before the annual meeting. If you are a stockholder of record, you may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest

Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting in person. Your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to our corporate secretary at Roadrunner Transportation Systems, Inc., 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110. If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to the holder of record following the instructions they provided or, if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending the annual meeting and voting in person.
What if I don't give specific voting instructions?
Stockholders of Record: If you are a stockholder of record and you indicate that you wish to vote as recommended by our board of directors, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted “FOR” all of the director nominees and “FOR” Proposal Nos. 2, 3, and 4. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.
Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker or other nominee will vote your shares only on those proposals on which it has received instructions or on which it has discretion to vote; if your broker or nominee does not have discretion to vote, your returned proxy will be considered a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker or nominee does not have discretion to vote your shares on the non-routine matters such as the election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2), and the re-approval of the 2010 Plan (Proposal No. 3). However, we believe your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 4).
How are abstentions and broker non-votes treated?
In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as negative votes for Proposal Nos. 2, 3, and 4.
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2), and the re-approval of the 2010 Plan (Proposal No. 3). Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. As “broker non-votes” are not considered entitled to vote on the proposal, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote on the proposal from which a majority is calculated.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. Except as described above with respect to broker non-votes, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the annual meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions.
What vote is required to approve each proposal?
Proposal No. 1 - Election of Directors. Directors are elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of affirmative votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be elected as the Class I directors. Stockholders do not have the right to cumulate their votes for directors.
Proposal No. 2 - Advisory Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required to approve, on an advisory basis, the compensation of our named executive officers. Because this vote is advisory, it will not be binding upon our board of directors. However, our compensation committee and our board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.
Proposal No. 3 - Re-Approval of the 2010 Incentive Compensation Plan. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required for the re-approval of the 2010 Plan.
Proposal No. 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
Other Items. For any other item that properly comes before the meeting, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item will be required for approval.
How can I receive my proxy materials electronically in the future?
Although we are delivering paper copies of the proxy materials this year, we would prefer to send proxy materials to stockholders electronically going forward. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year's annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below.
If you would like to sign up to receive proxy materials electronically in the future, please have your proxy card available and register using one of the following choices:

Stockholders of Record:	If you are a stockholder of record of shares, please go to www.proxyvote.com and follow the instructions for requesting meeting materials.

Street Name Holders:
If you are a beneficial owner of shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, broker-dealer, or other similar organization that holds your shares.

What does it mean if I receive more than one notice?
This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation of your accounts.
What is “householding” and how does it affect me?
The Securities and Exchange Commission (referred to as the SEC) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact Broadridge by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Broadridge as described above. In addition, we will promptly deliver, upon the written or oral request to Broadridge at the address or telephone number above, a separate copy of our proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.
A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

Who will count the vote?
Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.
When will the voting results be announced?
Preliminary voting results will be announced at the annual meeting and final results will be published in a Current Report on Form 8-K filed within four business days after the annual meeting.
Who will pay for the solicitation of proxies?
We will pay the cost of soliciting proxies. In addition to the use of mail, our employees may solicit proxies personally, by e-mail, facsimile, and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors, which is currently comprised of eight directors. Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Christopher L. Doerr and James D. Staley, and their terms will expire at the annual meeting;

•	the Class II directors are Judith A. Vijums, William S. Urkiel, and Chad M. Utrup, and their terms will expire at the annual meeting of stockholders to be held in 2015; and

•	the Class III directors are Mark A. DiBlasi, Scott D. Rued, and John G. Kennedy, III, and their terms will expire at the annual meeting of stockholders to be held in 2016.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Each person elected as a Class I director at the annual meeting will serve a three-year term expiring at the annual meeting of stockholders to be held in 2017 or until their respective successors have been duly elected and qualified. At the annual meeting, our stockholders will be asked to elect two Class I directors, leaving one vacancy. On April 3, 2014, Ivor J. Evans resigned as a director of our company. Mr. Evans previously served as a Class I director. Rather than eliminating the vacancy created by Mr. Evans’ resignation by reducing the number of directors, our board of directors determined to retain the vacancy so that it may elect a qualified director candidate at a future date if and when such a candidate is identified and agrees to serve. Our board of directors has nominated Christopher L. Doerr and James D. Staley for re-election as Class I directors at the annual meeting.
Directors are elected by a plurality of the votes cast, and the two nominees who receive the largest number of affirmative votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote will be elected as the Class I directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
Our board of directors has no reason to believe that any of its nominees will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.
Our board of directors recommends a vote “for” the nominees for Class I director.
The following provides information regarding each of our directors, including their age and the year in which they first became a director of our company, their business experience for at least the past five years, the names of other publicly held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to our board of directors' conclusion that such person should serve as a director for our company.

Name	Age	Position(s) Held
Scott D. Rued	57	Chairman of the Board
Mark A. DiBlasi	58	President, Chief Executive Officer, and Director
Christopher L. Doerr	64	Director
John G. Kennedy, III	53	Director
James D. Staley	64	Director
William S. Urkiel	68	Director
Chad M. Utrup	41	Director
Judith A. Vijums	48	Director
Scott D. Rued has served as the chairman of our board of directors since March 2010 and has been a director of our company since March 2005. Mr. Rued also served as the chairman of our board of directors from March 2005 to July 2008. Mr. Rued has been a Managing Partner of HCI Equity Partners (formerly Thayer | Hidden Creek Partners, L.P.) (referred to as HCI), a private equity firm, since 2003. HCI is affiliated with investment funds that hold a large amount of our stock. From 1989 to 2003, Mr. Rued held various executive positions at Hidden Creek Industries.

Mr. Rued was nominated to the board of directors because of his experience with operations management and his expertise in corporate strategy, development, and mergers and acquisitions. Further, his demonstrated business acumen and knowledge of our company's industry allows him to contribute a broad perspective to discussions about our future activities and our place in the current competitive landscape.
Mark A. DiBlasi has served as our President and Chief Executive Officer since January 2006. Mr. DiBlasi has served as a director of our company since July 2006. Prior to joining our company, Mr. DiBlasi served as Vice President - Southern Division for FedEx Ground, a division of FedEx Corporation, from July 2002 to January 2006. Mr. DiBlasi was responsible for all operational matters of the $1.2 billion-revenue Southern Division, which represented one-fourth of FedEx Ground's total operations. From February 1995 to June 2002, Mr. DiBlasi served as the Managing Director of two different regions within the FedEx Ground operation network. From August 1979 to January 1995, Mr. DiBlasi held various positions in operations, sales, and terminal management at Roadway Express before culminating as the Chicago Breakbulk Manager.
Mr. DiBlasi was nominated to the board of directors because of his role as our chief executive officer, which enables him to provide the board with insight based on his day-to-day interactions with our company, and because of his extensive operational expertise. As a management representative on our board of directors, Mr. DiBlasi provides an insider's perspective in board discussions about the business and strategic direction of our company and has experience in all aspects of our business.
Christopher L. Doerr has served as a director of our company since October 2010. Mr. Doerr has served as Co-Chief Executive Officer of Passage Partners, LLC, a private investment company, since 2001. From 2004 to February 2014, Mr. Doerr served as Co-Chief Executive Officer of Sterling Aviation Holdings, Inc., an aircraft management and charter company. From 2009 to 2011, Mr. Doerr served as Executive Chairman and Chief Executive Officer of Karl's Rental, Inc., a global manufacturer and supplier of portable event structures and related equipment. Prior to that, Mr. Doerr served as President and Co-Chief Executive Officer of Leeson Electric Corporation from 1986 to 2000. Mr. Doerr currently serves as a director of Regal Beloit Corporation (NYSE: RBC), a publicly traded manufacturer of commercial, industrial, and HVAC electric motors, electric generators and controls, and mechanical motion control products.
Mr. Doerr was nominated to the board of directors because of his proven business acumen and executive and operational experience, having served as the chief executive officer of several companies, and because of his experience on other public company boards of directors.
John G. Kennedy, III has served as a director of our company since December 2012. Mr. Kennedy currently serves as Managing Director and Head of Capital Markets at Tudor, Pickering, Holt & Co. Securities, Inc., an integrated energy investment and merchant bank, where he has been employed since January 2010. Mr. Kennedy also currently serves as a Manager for TMX Finance LLC. Mr. Kennedy has more than 25 years of experience in investment banking. Mr. Kennedy served as a Managing Director of Deutsche Bank's investment banking group and served as a Managing Director of Donaldson, Lufkin & Jenrette until its sale to Credit Suisse First Boston. Mr. Kennedy has served or currently serves as trustee or director of various private companies, foundations, and not-for-profit institutions.
Mr. Kennedy was nominated to the board of directors because of his proven business acumen and his extensive banking and capital markets experience.
James D. Staley has served as a director of our company since October 2010. Mr. Staley is presently retired. From 2004 through December 2007, Mr. Staley served in various capacities for YRC Worldwide, Inc. (NASDAQ: YRCW) and its subsidiaries, one of the world's largest transportation services providers, including as President and Chief Executive Officer of Roadway Group and YRC Regional Transportation. Prior to that, Mr. Staley served for over 30 years in various capacities for Roadway Express, including President and Chief Operating Officer. Mr. Staley currently serves as a director of Douglas Dynamics, Inc. (NYSE: PLOW), a designer, manufacturer, and seller of snow and ice control equipment for light trucks.
Mr. Staley was nominated to the board of directors because of his executive and operational experience with a public company in the transportation industry, and his experience on other public company boards of directors.
William S. Urkiel has served as a director of our company since May 2010. Mr. Urkiel has been a member of the board of directors of Crown Holdings, Inc. (NYSE: CCK) since December 2004. Mr. Urkiel served as a director of Suntron Corporation from August 2006 until June 2013. From May 1999 until January 2005, Mr. Urkiel served as Senior Vice President and Chief Financial Officer of IKON Office Solutions. From February 1995 until April 1999, Mr. Urkiel served as the Corporate Controller and Chief Financial Officer at AMP Incorporated. Prior to 1999, Mr. Urkiel held various financial management positions at IBM Corporation.
Mr. Urkiel was nominated to the board of directors because of his financial and accounting expertise evidenced by his position as chief financial officer of multiple companies, his knowledge of corporate finance, accounting principles, and audit procedures, as well as his corporate governance experience.

Chad M. Utrup has served as a director of our company since May 2010. Since November 2013, Mr. Utrup has served as the Chief Financial Officer of Crane Group. Prior to joining Crane Group, Mr. Utrup served as Chief Financial Officer of Commercial Vehicle Group, Inc. (NASDAQ: CVGI) from January 2003 to November 2013 and as an Executive Vice President from January 2009 to November 2013. Mr. Utrup served as the Vice President of Finance at Trim Systems from 2000 to 2002. Prior to joining Commercial Vehicle Group, Inc., Mr. Utrup served as a project management group member at Electronic Data Systems. While with Electronic Data Systems, Mr. Utrup's responsibilities included financial support and implementing cost recovery and efficiency programs at various Delphi Automotive Systems locations.
Mr. Utrup was nominated to our board of directors because of his expertise with accounting and audit matters for publicly traded companies, his deep understanding of financial reporting rules and regulations, and his experience with investor relations and executive functions as the chief financial officer of a public company.
Judith A. Vijums has served as a director of our company since March 2005. Ms. Vijums has served as a Managing Director of HCI, a private equity firm, since 2003. HCI is affiliated with investment funds that hold a large amount of our stock. From 1993 to 2003, Ms. Vijums held various leadership positions at Hidden Creek Industries and actively participated in the management of several Hidden Creek Industries portfolio companies, including Commercial Vehicle Group, Inc., Dura Automotive Systems, Inc., Tower Automotive, Inc., and Automotive Industries Holdings, Inc.
Ms. Vijums was nominated to the board of directors because of her expertise in the management and corporate development of multiple transportation companies, her knowledge of public and financial accounting matters, and her extensive experience in mergers and acquisitions.
There are no family relationships among any of our directors, director nominees, or executive officers.
Independence of Directors
Our common stock is listed on the New York Stock Exchange (referred to as the NYSE). Under the rules of the NYSE, independent directors must comprise a majority of a listed company's board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon all of the relevant facts and circumstances, including information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has affirmatively determined that each of Messrs. Doerr, Kennedy, Staley, Urkiel, and Utrup is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. Our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with our company. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. DiBlasi is not considered an independent director as a result of his position as an executive officer of our company. Mr. Rued and Ms. Vijums are not considered independent directors as a result of their relationships with HCI, which is affiliated with investment funds that hold a large amount of our stock. Mr. Evans was not considered an independent director as a result of his relationship with HCI.
Committees of the Board of Directors
Our board of directors has the authority to appoint among its members one or more committees, each consisting of one or more directors. Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating/corporate governance committee. Each of our committees is comprised entirely of independent directors, as “independence” is defined by the listing standards of the NYSE and by the SEC.
Audit Committee. The audit committee assists our board of directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk, and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation, and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee also oversees our internal audit function. The Audit Committee Report for 2013 is included in this proxy statement under “Audit Committee Report.”

The current members of our audit committee are Messrs. Utrup (chairman), Kennedy, and Urkiel, each of whom satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act). Our board of directors has determined that Mr. Utrup is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. The audit committee held nine meetings during 2013.
Compensation Committee. The compensation committee approves the compensation of our chief executive officer and our other executive officers, administers our executive benefit plans, including the granting of restricted stock units and other awards under our incentive compensation plan, and advises our board of directors on director compensation. Pursuant to its charter, the committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee. In August 2013, the committee created an employee RSU subcommittee and appointed Mr. DiBlasi as the subcommittee’s sole member. The subcommittee has the authority to grant RSUs pursuant to the 2010 Plan solely to newly hired non-officer employees of our company (other than “Covered Employees” as defined in the 2010 Plan) as follows: (i) the specified dollar value of any individual award of RSUs by the subcommittee shall not exceed $50,000, (ii) the specific number of RSUs to be granted by the subcommittee shall be calculated using the 20-day trailing average closing sales price for our common stock on the New York Stock Exchange during the 20 trading days immediately prior to the grant date, (iii) the aggregate dollar value of all awards of RSUs to be granted by the subcommittee shall not exceed $250,000, (iv) all awards of RSUs by the subcommittee shall have standard terms, including vesting, and (v) the subcommittee will promptly following the end of each calendar quarter provide the committee with a report regarding the grants made by the subcommittee during the prior quarter. Information concerning the processes and procedures for the consideration and determination of executive officer compensation is included in the “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee Report for 2013 is included in this proxy statement under “Compensation Committee Report.”
The current members of our compensation committee are Messrs. Urkiel (chairman), Doerr, and Staley, each of whom our board of directors has determined to be independent under the NYSE listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the Code). The compensation committee held three meetings during 2013.
Nominating/Corporate Governance Committee. The nominating/corporate governance committee identifies individuals qualified to become members of our board of directors, recommends candidates for election or reelection to our board of directors, oversees the evaluation of our board of directors, and advises our board of directors regarding committee composition and structure and other corporate governance matters.
The current members of our nominating/corporate governance committee are Messrs. Staley (chairman), Doerr, and Kennedy, each of whom our board of directors has determined to be independent under the NYSE listing standards. The nominating/corporate governance committee held one meeting during 2013.
Identifying and Evaluating Director Candidates
The nominating/corporate governance committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. The nominating/corporate governance committee evaluates nominees for director in the same manner, regardless of whether the nominee is recommended by a stockholder or other person or entity.
In making its selection of director candidates, our nominating/corporate governance committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. In consideration of these expectations, the nominating/corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our company. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our board of directors.
The charter of our nominating/corporate governance committee provides that the value of diversity on our board of directors should be considered, and the nominating/corporate governance committee includes diversity as one of its criteria for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the nominating/corporate governance committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. The nominating/corporate governance committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.

The nominating/corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our company's secretary at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110.
Availability of Corporate Governance Information
Our board of directors has adopted charters for the audit, compensation, and nominating/corporate governance committees describing the authority and responsibilities delegated to the committee by the board of directors. Our board of directors has also adopted corporate governance guidelines, a whistle blower policy, a code of business conduct and ethics, and a code of ethics for our chief executive officer and senior financial officers. We post on our website, at www.rrts.com, the charters of our audit, compensation, and nominating/corporate governance committees; our corporate governance guidelines; our whistle blower policy; our code of business conduct and ethics; our code of ethics for our chief executive officer and senior financial officers, and any amendments or waivers thereto. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110.
Communication with Directors
Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of Roadrunner Transportation Systems, Inc., c/o any specified individual director or directors, at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110. We will forward any such letters to the indicated directors.
Meeting Attendance Information for the Board of Directors and Committees
Our board of directors held seven meetings during 2013. All of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during 2013, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during 2013, other than Christopher L. Doerr, who was unable to attend three meetings of our board of directors and one meeting of our compensation committee, and Ivor J. Evans, who was unable to attend three meetings of our board of directors. While we do not have a specific policy requiring our directors to attend annual meetings of stockholders, we encourage our directors to attend such meetings and, in furtherance of this, we schedule a meeting of the board of directors on the same day as the annual meeting of stockholders. All of our directors attended the 2013 annual meeting of stockholders.
Board Leadership Structure
We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Our chief executive officer, with guidance from our chairman of the board, develops the business strategy for our company and is responsible for the day-to-day leadership and performance of our company. The chairman of the board helps determine our company's strategic direction and provides leadership for our board of directors. The board believes that separating these roles is in the best interests of our stockholders because it provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. By segregating the role of the chairman, we reduce any duplication of effort between the chief executive officer and the chairman. We believe this provides guidance for our board of directors, while also positioning our chief executive officer as the leader of the company in the eyes of our customers, employees, and other stakeholders. By having another director serve as chairman of the board, Mr. DiBlasi is better able to focus his attention on running our company. Our board of directors believes that Mr. Rued is the most appropriate individual to serve as chairman because of his experience in our industry, his deep knowledge of our business and strategy, his experience with corporate governance matters, and his demonstrated skill and commitment to performing effectively as chairman of our board of directors.
Our board of directors has five independent members and four non-independent members. A number of our independent board members are currently serving or have served as members of senior management of other public companies, including companies within our industry, and have served as directors of other public companies. We believe that the number of independent, experienced directors that make up our board benefits our company and our stockholders.
We believe that we have a strong corporate governance structure that ensures independent discussion and evaluation of, communication with, and access to senior management. All of our board committees are composed solely of independent directors, which provides independent oversight of management. Also, our corporate governance guidelines provide that our non-management directors will meet in regularly scheduled executive sessions, generally in connection with regularly scheduled board meetings.

Executive Sessions
We regularly schedule executive sessions in which non-employee directors meet without the presence or participation of management. The chairman of our board of directors serves as the presiding director of such executive sessions.
Role of the Board of Directors in Risk Management and Oversight
While our management is primarily responsible for managing risk, our board of directors and each of its committees plays a role in overseeing our risk management practices. The role of our board of directors in our company's risk oversight process includes receiving reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our board of directors receives these reports from the appropriate executive within our organization to enable it to understand our risk identification, risk management, and risk mitigation strategies. This direct communication from management enables our board of directors to coordinate its risk oversight role, particularly with respect to risk interrelationships within our organization. Our board of directors believes that its leadership structure has the effect of enhancing its risk oversight function because of the chairman's direct involvement in risk oversight matters and his strong efforts to increase open communication regarding risk issues among directors and the committees of the board of directors. Our board of directors also believes that Mr. Rued's knowledge of our company's business, industry, and risks significantly contributes to our board of directors' understanding and appreciation of risk issues.
Our board of directors allocates responsibility for overseeing risk management for our company among the board and each of its committees. Specifically, the full board oversees significant risks primarily relating to operations, strategy, and finance. In addition, each of our committees considers risks within its area of responsibilities, as follows:

•
Our audit committee is primarily responsible for overseeing matters involving major financial risk exposures and actions management is taking to monitor such risk exposures. This includes risks relating to financial reporting and internal controls; litigation; tax matters; liability insurance programs; and compliance with legal and regulatory requirements and our code of ethics. In addition, the audit committee reviews our quarterly and annual financial reports, including any disclosure in those reports of risk factors affecting our company and business.

•
Our compensation committee is primarily responsible for overseeing risks that may be implicated by our executive compensation programs and risks relating to the administration of those programs. In setting compensation, the compensation committee strives to create incentives that encourage appropriate risk taking behavior consistent with our business strategy. In making compensation determinations, the compensation committee considers the overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. To assist in satisfying these oversight responsibilities, the compensation committee has retained an outside compensation consultant and meets regularly with management to understand the financial, human resources, and stockholder implications of compensation decisions being made.

•
Our nominating/corporate governance committee is primarily responsible for risks that may be mitigated by the continued effective functioning of our board of directors and our corporate governance practices. Under its charter, the nominating/corporate governance committee is responsible for, among other things, developing and recommending to our board of directors a set of effective corporate governance guidelines designed to assure compliance with applicable standards.

Through the activities of our audit, compensation, and nominating/corporate governance committees, as well as the board of directors' interactions with management concerning our business and the material risks that may impact our company, our board of directors is able to monitor our risk management process and offer critical insights to our management.
Related Party Transaction Policies and Procedures
It is the responsibility of our board of directors, with the assistance of our audit committee, to review and approve related party transactions. It is our management's responsibility to bring such related party transactions to the attention of our board of directors. From time to time our nominating/corporate governance committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our board of directors and our executive officers.

DIRECTOR COMPENSATION
We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties as a director, including committee assignments.
We seek to provide director compensation packages that are customary for boards of directors for similarly situated companies. In 2013, we paid each independent director an annual retainer fee of $35,000, payable quarterly. In addition, the chairman of the audit committee received an annual cash retainer of $7,500, the chairman of the compensation committee received an annual cash retainer of $5,000, and the chairman of the nominating/corporate governance committee received an annual cash retainer of $3,000.
In February 2013, each of our independent directors received 2,433 restricted stock units (referred to as RSUs) having a value on the grant date of $50,000 based upon the 20-day trailing average closing sales price for our common stock as of the grant date. Each RSU is equal in value to one share of our common stock, and the RSUs vest 25% each year over four years. Each independent director generally must remain a member of our board of directors through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the recipient's death or disability, or upon a change in control.
We also reimburse each director for travel and related expenses incurred in connection with attendance at board and committee meetings.
Our non-independent directors are not compensated for service as directors. Mr. DiBlasi's compensation as our chief executive officer is described below under “Executive Compensation.”
In February 2014, each of our independent directors received 2,082 RSUs having a value on the grant date of $50,000 based upon the 20-day trailing average closing sales price for our common stock as of the grant date. Each RSU is equal in value to one share of our common stock, and the RSUs vest 25% each year over four years. Each independent director generally must remain a member of our board of directors through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the recipient's death or disability, or upon a change in control.

Director Summary Compensation Table for Fiscal 2013
The following table sets forth the compensation earned by our independent directors in respect of their services as a director or committee chair during fiscal 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Christopher L. Doerr	$35,000	$56,592	$91,592
John G. Kennedy, III	$35,000	$56,592	$91,592
James D. Staley	$38,000	$56,592	$94,592
William S. Urkiel	$40,000	$56,592	$96,592
Chad M. Utrup	$42,500	$56,592	$99,092

(1)
Amounts reflect the fair value of RSUs at the date of grant. The value is calculated in accordance with ASC Topic 718, “Compensation - Stock Compensation.” The fair value of an RSU is based on the closing market price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 9 to our 2013 consolidated financial statements, included in our annual report on Form 10-K filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors with respect to these awards. The table below provides information with respect to the outstanding stock awards held by each of our independent directors as of December 31, 2013.

The following table lists all outstanding stock awards held by our independent directors as of December 31, 2013:

Name	Stock Awards
Christopher L. Doerr	5,096
John G. Kennedy, III	2,433
James D. Staley	5,096
William S. Urkiel	5,096
Chad M. Utrup	5,096

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2014 by the following:

•	each of our named executive officers and directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our common stock.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 1, 2014 and RSUs that are currently vested or will be vested within 60 days of March 1, 2014. Shares issuable pursuant to options, warrants, and RSUs are deemed outstanding for computing the percentage of the person holding such options, warrants, or RSUs but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose. Our calculation of the percentage of beneficial ownership is based on 37,714,675 shares of common stock outstanding as of March 1, 2014.
Except as otherwise indicated, the address of each person listed in the table is c/o Roadrunner Transportation Systems, Inc., 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Mark A. DiBlasi (1)	317,389	*
Peter R. Armbruster (2)	115,303	*
Brian J. van Helden (3)	152,367	*
Christopher L. Doerr (4)	8,077	*
Ivor J. Evans (5)	35,835	*
John G. Kennedy, III (6)	3,189	*
Scott D. Rued (7)	12,242,820	30.5%
James D. Staley (8)	3,777	*
William S. Urkiel (9)	6,277	*
Chad M. Utrup (10)	4,277	*
Judith A. Vijums	—	*
Scott L. Dobak (11)	3,355	*
All executive officers and directors as a group (13 persons) (12)	12,893,354	31.7%

5% Stockholders:
HCI Entities (13)	12,136,985	30.3%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
Includes 298,629 shares of common stock issuable upon the exercise of vested stock options. Does not include 41,239 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.

(2)	Includes 59,852 shares of common stock issuable upon the exercise of vested stock options. Does not include 23,682 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(3)
Includes 144,702 shares of common stock issuable upon the exercise of vested stock options. Does not include 25,763 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.

(4)	Does not include 5,504 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(5)	Represents shares of common stock issuable upon the exercise of outstanding warrants. On April 3, 2014, Mr. Evans resigned as a director of our company.

(6)	Does not include 3,907 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(7)
Consists of (i) 70,000 shares of common stock held by Mr. Rued; (ii) 35,835 shares of common stock issuable upon the exercise of outstanding warrants held by Mr. Rued; (iii) 9,801,625 shares of common stock held by the HCI Entities, as described in note 13 below; and (iv) 2,335,360 shares of common stock issuable upon the exercise of outstanding warrants held by the HCI Entities, as described in note 13 below. Mr. Rued is a Managing Partner of HCI Equity Partners, L.L.C., which is an affiliate of the HCI Entities. Accordingly, Mr. Rued may be deemed to beneficially own the shares held by the HCI Entities. Mr. Rued disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Rued is c/o HCI Equity Partners, 1730 Pennsylvania Avenue, N.W., Suite 525, Washington, D.C. 20006.

(8)	Does not include 5,504 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(9)	Includes 3,000 shares held by Mr. Urkiel's trust. Does not include 5,504 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(10)	Does not include 5,504 shares of common stock issuable upon the delivery of shares underlying unvested RSUs.
(11)	On December 20, 2013, Mr. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013.
(12)
Includes 2,911,081 shares of common stock issuable to our executive officers and directors as a group upon the exercise of vested stock options, the exercise of outstanding warrants, and the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2014.

(13)
Represents shares held by Thayer Equity Investors V, L.P.; TC Roadrunner-Dawes Holdings, L.L.C.; TC Sargent Holdings, L.L.C.; HCI Equity Partners III, L.P.; and HCI Co-Investors III, L.P., all of which are affiliates and referred to collectively as the “HCI Entities.” Includes 2,335,360 shares of common stock issuable upon the exercise of outstanding warrants held by the HCI Entities. Mr. Rued is a Managing Partner of HCI Equity Partners, L.L.C., which is an affiliate of the HCI Entities. Accordingly, Mr. Rued may be deemed to beneficially own the shares held by the HCI Entities. Mr. Rued disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of each of the HCI Entities is c/o HCI Equity Partners, 1730 Pennsylvania Avenue, N.W., Suite 525, Washington, D.C. 20006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, executive officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2013, and written representations that no other reports were required, we believe that each person who at any time during such year was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2013, except that (i) the Form 4s filed on March 7, 2013 by Messrs. Armbruster, DiBlasi, Dobak, and van Helden were late, (ii) the Form 4 filed on July 30, 2013 by Mr. van Helden was late, and (iii) the Form 4 filed on September 4, 2013 by Mr. Doerr was late.

MANAGEMENT
The following table sets forth information regarding our executive officers as of March 1, 2014.

Name	Age	Position(s) Held
Mark A. DiBlasi	58	President, Chief Executive Officer, and Director
Peter R. Armbruster	55	Vice President - Finance, Chief Financial Officer, Treasurer, and Secretary
Brian J. van Helden	45	Chief Operating Officer
Kevin Charlebois	48	President - Freight Consolidation and Inventory Management
Patrick K. McKay	46	President - Truckload Services
Mark A DiBlasi’s biography is set forth under the heading “Proposal No. 1 - Election of Directors” above.
Peter R. Armbruster has served as our Vice President - Finance, Chief Financial Officer, Treasurer, and Secretary since December 2005. From March 2005 to December 2005, Mr. Armbruster served as our Vice President - Finance. Mr. Armbruster held various executive positions at Dawes Transport from August 1990 to March 2005. Prior to joining Dawes Transport, Mr. Armbruster was with Ernst & Young LLP from June 1981 to July 1990, where he most recently served as Senior Manager.
Brian J. van Helden has served as our Chief Operating Officer since December 2013 and previously served as our President - Truckload and Logistics from June 2011 to December 2013 and our Vice President - Operations from April 2007 to May 2011. Prior to joining our company, Mr. van Helden held various leadership positions over ten years with FedEx Ground, Inc. (a division of FedEx Corporation), most recently serving as a Regional Managing Director for FedEx Ground from July 2003 to April 2007, where he was responsible for operational matters in the Midwest and New England. Prior to that, Mr. van Helden held various operations positions with UPS and Roadway Express.
Kevin Charlebois has served as our President - Freight Consolidation and Inventory Management since December 2013 and previously served as our President - Prime Logistics from October 2011 to December 2013. Prior to joining our company, Mr. Charlebois held various leadership positions over 17 years with FedEx Ground, Inc. and held Managing Director roles from 2005 to 2011. These roles included leading the operations of the Home Delivery Atlantic Region (six states), Southeastern Division comprised of five regions (14 states), and as a Corporate Safety Director for North America. Prior to that, Mr. Charlebois held sales leadership positions with Cardinal Health and IKON Office Solutions.
Patrick K. McKay has served as our President - Truckload Services since March 2012. Prior to joining our company, Mr. McKay served as a General Manager - Operations for the van truckload division of Schneider National, Inc. from 2008 to 2012. Prior to that, Mr. McKay held various leadership positions with FedEx Ground, Inc. from 1992 to 2008, most recently serving as a Division Managing Director.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation paid to our named executive officers.
Compensation Philosophy and Objectives
Our executive compensation philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives and key employees and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with comparable companies and reward the achievement of short-term and long-term performance goals.
Like most companies, we use a combination of fixed and variable compensation programs to reward and incentivize strong performance, as well as to align the interests of our executives with those of our stockholders. Each year our compensation committee, together with our senior management, establishes performance targets for our annual cash incentive plan that requires the achievement of significant financial results. Each year our compensation committee determines compensation by assessing prior year performance against these established financial targets, as well as other factors such as the compensation paid by comparable companies, achievement of strategic objectives, improvements in market share, and the professional development and potential of individual officers. Ultimately, the amount of compensation awarded to our executives is determined based on our performance and what our compensation committee believes is in the best interests of our stockholders.
Our pay mix currently consists primarily of base salary, annual performance-based bonuses, and time-based equity incentives. We have no guaranteed bonuses, no pension plans or other executive retirement plans except our 401(k) plan available to all of our employees, no significant tax gross-up arrangements, and no material executive perquisites such as company-paid personal travel, financial planning assistance, or car allowances.
Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. Accordingly, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our chief executive officer to be higher than that of our other executive officers assuming relatively equal achievement of performance targets.
Our current and former executive officers discussed in this Compensation Discussion and Analysis are:

•	Mark A. DiBlasi, our President and Chief Executive Officer;

•	Peter R. Armbruster, our Vice President - Finance, Chief Financial Officer, Treasurer, and Secretary;

•	Brian J. van Helden, our Chief Operating Officer; and

•	Scott L. Dobak, our former President - Less-than-Truckload and Transportation Management Solutions.
As previously announced, Brian J. van Helden was appointed as our Chief Operating Officer on December 27, 2013.
Executive Summary and Impact of 2011 Say-On-Pay Vote
At our 2011 annual meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our executive officers described in our 2011 proxy statement. Over 99% of the votes cast on the matter were voted “For” such advisory “say-on-pay” approval, while less than 1% were voted “Against.” In addition, at our 2011 annual meeting, a majority of our stockholders supported the board's recommendation to hold a vote on our executive compensation program every three years. As a result of the support received for its recommendation, our board of directors determined to hold a vote on executive compensation every three years.
As discussed more fully below, and in light of our focus on pay for performance and the extremely high support our say-on-pay proposal received in 2011, for 2013 and 2014 our compensation committee continued to:

•	use both our peer group and certain composite compensation survey data as the primary tools for evaluating executive compensation;

•	increase the base salaries of our executive officers in light of market competition and to reflect their responsibilities as executives of a public company of our size;

•	remove the individual performance component from our annual cash incentive plan in order to emphasize more objective pay-for-performance criteria;

•	increase the annual cash incentive plan target levels for each of our executive officers;

•	directly incorporate earnings before interest and taxes (referred to as EBIT) objectives in our annual cash incentive plan in order to strengthen pay-for-performance;

•	implement an equity component in our compensation program through the grant of time-vesting RSUs in order to focus on retention while reducing cash expenses; and

•
calculate the number of shares of our common stock subject to time-vesting RSUs by using the 20-day trailing average closing sale price as of the date of grant, thereby mitigating the effects of our stock price volatility.

An important principle driving our compensation programs is our belief that it benefits our stockholders for management compensation to be tied to our company's current and long-term performance. As a result, at-risk pay is expected to comprise an increasingly significant portion of our executive compensation, particularly for our most senior officers. As indicated above, over 99% of the votes cast on the 2011 advisory vote on executive compensation proposal were in favor of our executive compensation as described in our 2011 proxy statement. Our board and compensation committee considered these final vote results and determined that, given the significant level of support, no material changes to our executive compensation philosophy were necessary based on the vote results.
Role of the Compensation Committee
Our compensation committee, which is discussed in greater detail under “Committees of the Board of Directors” above, is responsible for, among other things,

•	the review and approval of our compensation philosophy;

•	the review of all executive compensation plans and structures, including that of our executive officers and other members of management;

•	the approval (or recommendation to our board of directors) of individual compensation for our executive officers and other members of management, including our chief executive officer;

•	the approval of annual and long-term incentive performance metrics, as well as payouts thereunder; and

•	the review of other executive benefit plans, including perquisites.
Our compensation committee, in consultation with the outside executive compensation consultant retained by our compensation committee, also analyzes the reasonableness of our overall executive compensation package. Our compensation committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.rrts.com.
While our chief executive officer and other executive officers may attend meetings of the compensation committee from time to time, the ultimate decisions regarding executive officer compensation are made solely by the members of our compensation committee. These decisions are based not only on our compensation committee's deliberations, but also from input requested from outside advisors, including our compensation committee's independent compensation consultant, with respect to, among other things, market data analyses. In addition, Mr. Rued, the chairman of our board of directors, has played and continues to play an integral role in providing recommendations and input to our compensation committee regarding executive compensation, and in assisting the compensation committee in fulfilling its responsibilities. The final decisions relating to our chief executive officer's compensation have historically been based on recommendations of our compensation committee and included discussions with and approval by all of our non-management directors without the presence of management. Our compensation committee typically discusses proposals for our chief executive officer's compensation with him but always makes final decisions regarding his compensation when he is not present. Decisions regarding the compensation of our other executive officers have historically been based on recommendations of our compensation committee, after considering recommendations from our chief executive officer, and included discussions with and approval by all of our non-management directors without the presence of management.
Role of Compensation Consultant
Our compensation committee engaged Compensia, Inc. (referred to as Compensia) to provide the committee with an executive compensation assessment for 2013 and 2014. Compensia has not been retained to perform any consulting or advisory services for our management team. The chairman of our compensation committee, in consultation with other committee members, defines the scope of Compensia's engagement and related responsibilities. These responsibilities may include, among other things, advising on issues of executive compensation and equity compensation structure and assisting in the preparation of compensation disclosure for inclusion in our SEC filings.
Compensia provided analyses and recommendations that informed the committee's decisions in each of 2013 and 2014, but it did not decide or approve any compensation decisions. For 2013, Compensia reviewed the criteria used to identify peer and other comparable companies for executive officer and performance comparisons, provided a detailed market assessment of our executive compensation relative to our peer group and certain survey data, and provided updates on market trends and the regulatory environment as it related to executive compensation. For 2014, Compensia reviewed the criteria used to identify peer and other comparable companies for executive officer and performance comparisons, provided a detailed market assessment of our executive compensation relative to our peer group and certain survey data, and provided updates on market trends and the regulatory environment as it related to executive compensation. Compensia representatives communicated with members of our compensation committee on several occasions regarding our peer group, certain survey data, market trends and the regulatory environment as it related to executive compensation. Compensia's only contact with management was in the gathering of compensation information.
Our compensation committee has considered the independence of Compensia in light of the listing standards of the NYSE on compensation committee independence and the rules of the SEC. Our compensation committee concluded that the work performed by Compensia did not raise any conflict of interest.
Role of Management in Setting Compensation
Our vice president of human resources and members of our finance department work with our chief executive officer to recommend changes to our compensation plans and programs, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials to assist the compensation committee in making its decisions and, ultimately, to implement the decisions of our compensation committee.
Our chief executive officer is actively engaged in setting compensation for other executives through a variety of means, including recommending for committee approval the financial goals and the annual variable pay amounts for his executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for our annual cash incentive plan. Our chief executive officer is subject to the same financial performance goals as our other executive officers, all of which are ultimately determined and approved by our compensation committee.
Compensation Structure
Although the final structure may vary from year to year and officer to officer, our compensation committee utilizes three main components for executive officer compensation:

•	Base Salary - fixed pay that takes into account an individual's duties and responsibilities, experience, expertise, and individual potential and performance;

•	Annual Incentive Bonus - variable cash compensation that takes into account our financial performance during a particular year; and

•	Long-Term Incentives - stock-based awards consisting of time-vesting RSUs that encourage retention and align executive officer and stockholder interests.
Pay Mix
In determining the allocation among base salary, annual incentive bonus, and long-term equity incentive compensation, our compensation committee considers the following factors: our short- and long-term business objectives, competitive trends within our industry, and the importance of creating a performance-based environment that ties a significant portion of each executive officer's compensation to the achievement of performance targets and corporate objectives. When considering a proposed compensation package for an executive officer, our compensation committee considers the compensation package as a whole, including each element of total compensation. For example, before determining officer compensation for 2014, our compensation committee reviewed, for each executive, each element of compensation paid in 2013, including base salary, 2013 incentive bonus, the value of 2013 equity awards, as well as information regarding equity awards made in prior periods. We have no pre-established policy for allocating between either cash and non-cash or short-term or long-term compensation.
Our compensation committee believes that the particular elements of compensation identified above produce a well-balanced mix of cash versus stock-based compensation, retention value, and at-risk compensation that collectively provide each executive officer with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will produce a high level of company performance over the annual and long term. Our compensation committee believes that this approach should lead to increases in stockholder value, provide an appropriate reward for our executive officers, and reduce the risk of loss of executive officers to competitors.
While each of the elements of our compensation program is intended to motivate and encourage employees at all levels to drive performance and achieve superior results for our stockholders, there is a different emphasis on the three primary elements based on an employee's position and ability to impact our financial results. In general, the percentage of performance-based pay, or at risk pay, increases with job responsibility. This is intended to offer an opportunity for gain in the event of successful performance, matched with the prospect of reduced compensation when performance falls short of established financial and/or stockholder return targets.
For 2014, compensation for our named executive officers has been structured so that approximately half of compensation is performance-based and dependent on our financial results or consists of equity awards, with the other half comprising base salary. This allocation is consistent with our compensation committee's overall pay-for-performance philosophy with respect to our executive officers. Within the portion of compensation representing equity awards and performance-based pay, approximately half is tied to achievement of 2014 financial goals and the other half is comprised of equity awards that are delivered over a four-year period. Our compensation committee believes that this mix of short- and long-term incentives provides sufficient rewards in the short-term to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term goals that drive stockholder value. This also mitigates the risk of executive officers focusing solely on short-term or solely on long-term goals, and offers retention value as the compensation is received over an extended term.
Total compensation for specific individuals varies based on a number of factors in addition to company and individual performance, including scope of duties within our organizational structure, institutional knowledge, position readiness, horizontal parity, and/or level of difficulty in recruiting a replacement executive.
While the annual incentive program for our executive officers is based primarily on our company-wide performance, our broader compensation programs are also designed to provide payments to managers in our three business segments based on a combination of consolidated company, segment, and/or terminal results. For example, in 2013 20% of the annual cash incentive opportunity for Messrs. Dobak and van Helden was based on the performance of the business units for which each executive officer was primarily responsible. This type of program design motivates business segments to work together to achieve greater returns for our stockholders. In any one year, because we are comprised of different business segments, managers in high-performing business units may receive significantly more compensation than managers in business units that do not perform well.
Compensation Levels
Overall compensation levels for executive officers are determined based on one or more of the following factors: the individual's duties and responsibilities within our company; the individual's experience and expertise; compensation levels for similar positions in our industry; performance of the individual and our company as a whole; and the levels of compensation necessary to recruit new executive officers. For both 2013 and 2014, our compensation committee reviewed the compensation of our executive officers and compared it with that of a peer group of companies and broader, composite market survey data provided by Compensia. This process started with the selection of an appropriate group of peer companies for comparison purposes. We use peer group information as a point of reference, but do not specifically benchmark or target our compensation levels against our peer group.
For its executive compensation assessment, Compensia developed a peer group designed to reflect our size, projected growth, and industry, as well as the relevant market for executive talent. Under this approach, the peer group companies were determined using the following selection criteria: (1) companies in the transportation and transportation logistics industry; (2) companies with revenue of between approximately $250 million and $2.0 billion, based upon the last four quarters of reported revenue at the time of selection; and (3) companies with a market capitalization of between approximately $70 million to $1.5 billion at the time of selection. Our compensation committee believes that the use of this methodology produced an appropriate peer group for comparison, as well as a peer group that is large and diverse enough so that the addition or elimination of a limited number of companies would not materially alter the overall analysis. The companies included in the compensation peer group approved by our compensation committee for our 2013 executive compensation program were the following 13 peer companies: Air Transport Services Group, Arkansas Best, Echo Global Logistics, Forward Air, Marten Transport, Pacer International, Quality Distribution, RailAmerica, Saia, Universal Truckload Services, USA Truck, Werner Enterprises, and XPO Logistics. For our 2014 executive compensation program, the only change to the peer group was the removal of RailAmerica, which was acquired in October 2012. Such peer group is used for purposes of comparing compensation levels and programs only, and not for any other purposes. Such peer group does not represent an established peer group that our management uses for financial or other measurement purposes.
Compensia also provided our compensation committee with broader market compensation data for our named executive officers. The composite survey data consisted of a blend between Mercer's Global Premium Executive Remuneration Suite and Towers Watson (formerly Watson Wyatt's) Survey Report on Top Management.
The peer group's proxy statements provide detailed pay data for their top five officers. Survey data provides compensation information from a broader group of companies of similar size to ours across a variety of industries (surveys covering multiple industries were used because there is no published transportation/logistics industry subset). Our compensation committee used this data as a framework for making compensation decisions for each executive officer's position.
Risk Management Considerations
Our compensation committee believes that our performance-based bonus and equity programs provide incentives to create long-term stockholder value. Several elements of the programs are also designed to discourage behavior that leads to excessive risk:

•
Our compensation committee believes that EBITDA or EBIT, the principal financial metric used since 2011 to determine the amount of each executive officer's annual incentive bonus, is a measure that drives long-term stockholder value. Moreover, our compensation committee attempts to set ranges for this metric that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall annual incentive bonus for each of our executive officers never exceeds 150% of their base salaries, no matter how much financial performance exceeds the ranges established at the beginning of the year.

•	Our time-vest RSUs vest over a four-year period, encouraging executives to look to long-term appreciation in equity values.

•
Our 2014 incentive plan provides that executives will receive payments if our company achieves 80% of the target EBIT. The committee believes that this relatively low threshold discourages management from taking excessive risk to achieve performance at a higher percentage of the established target.

Individual Executive Officer Compensation
Base Salary. Base salaries for our executive officers are set with regard to the level of the position within our company, the individual's performance in recent periods, competitive salary levels for comparable positions at other companies, and the executive's experience. Our compensation committee also considers factors such as the overall performance of our company, new roles and responsibilities assumed by the executive, the performance of the executive officer's area of responsibility, the executive officer's impact on strategic goals, or the length of service with our company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of our compensation committee's judgment. In accordance with our pay-for-performance philosophy, our base compensation levels are generally lower than those of our peer companies.
Base Salaries for 2013. Base salary deliberations for 2013 were conducted from November 2012 to February 2013. Mr. DiBlasi, our chief executive officer, met with Mr. Rued, the chairman of our board of directors, regarding the compensation for each of our executive officers (other than himself). Following these consultations, Mr. Rued met with our compensation committee to present recommendations for each of our executive officers. In considering these recommendations, the compensation committee reviewed peer group data, the composite market survey data provided by Compensia, and individual performance evaluations for each executive officer. In determining the base salary for our chief executive officer, our compensation committee similarly reviewed and considered the chief executive officer compensation peer group data, survey data, and performance evaluations for Mr. DiBlasi from Mr. Rued, Mr. DiBlasi's direct reports, and members of our board of directors.
For 2013, our compensation committee approved an increase in the base salaries of our executive officers in order to continue to keep the base salaries of our executive officers near the 50th percentile for comparable companies. The 2013 increases in base salary for our executive officers became effective on February 17, 2013. A summary of the base salary increases made for 2013 is outlined below for each of our executive officers:

	Base Salary
Name	2012	2013	Y/Y Change
Mark A. DiBlasi	$415,000	$465,000	12.0%
Peter R. Armbruster	$260,000	$285,000	9.6%
Brian J. van Helden	$275,000	$300,000	9.1%
Scott L. Dobak (1)	$360,000	$385,000	6.9%

(1)	On December 20, 2013, Mr. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013.
Base Salaries for 2014. Base salary deliberations for 2014 were conducted from November 2013 to February 2014. Mr. DiBlasi, our chief executive officer, met with Mr. Rued, the chairman of our board of directors, regarding the compensation for each of our executive officers (other than himself). Mr. DiBlasi recommended that the base salary of Mr. van Helden be increased significant based on his promotion to our Chief Operating Officer in late December 2013. Following these consultations, Mr.

Rued met with our compensation committee to present recommendations for each of our executive officers. In considering these recommendations, the compensation committee reviewed peer group data, the composite market survey data provided by Compensia, and individual performance evaluations for each executive officer, as well as the late December 2013 promotion of Mr. van Helden. In determining the base salary for our chief executive officer, our compensation committee similarly reviewed and considered the chief executive officer compensation peer group data, survey data, and performance evaluations for Mr. DiBlasi from Mr. Rued, Mr. DiBlasi's direct reports, and members of our board of directors.
For 2014, our compensation committee approved an increase in the base salaries of our executive officers, which became effective on February 16, 2014. A summary of the base salary increases made for 2014 is outlined below for each of our executive officers:

	Base Salary
Name	2013	2014	Y/Y Change
Mark A. DiBlasi	$465,000	$505,000	8.6%
Peter R. Armbruster	$285,000	$310,000	8.8%
Brian J. van Helden	$300,000	$385,000	28.3%
Annual Incentive Bonus. In addition to base salary, our compensation committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve near-term performance goals. For 2013, our compensation committee determined to reward our executive officers for company-wide performance by tying bonus awards to our EBIT performance. For Messrs. DiBlasi and Armbruster, the bonus was solely based on our company-wide EBIT performance. For Messrs. Dobak and van Helden, 20% of their bonus potential was based on the EBIT of the business units for which such executive officer was primarily responsible, with the remaining 80% based on our company-wide EBIT performance.
Our compensation committee believes that EBIT is a good indicator in capturing our success given the market in which we compete and is a measure that management can easily track and communicate to employees throughout the performance period. Each executive officer has a target annual incentive bonus opportunity, expressed as a percentage of base salary, with the ability to earn above or below that target based on our company's actual performance. Payments pursuant to our cash incentive plan are intended to qualify as “Performance Awards” under the 2010 Plan and thereby constitute performance-based compensation not subject to the deductibility limitations of Section 162(m) of the Code.
When determining the EBIT target for our annual cash bonus program, management makes the initial recommendation for the financial target based upon our company's annual board-approved budget, as well as the bonus opportunity for each officer, and these recommendations are reviewed and discussed by our compensation committee. The major factors used in setting one or more targets for a particular year are the results for the most recently-completed year and the budget for the current year, as well as other factors such as general economic and market conditions. Our compensation committee sets the final corporate performance goal during our first quarter, typically at a level our compensation committee believes is challenging, but reasonable, for management to achieve.
At the end of each year, our compensation committee determines the level of achievement for the specified financial goal (after making any appropriate adjustments to such goal for the effects of corporate and economic factors that were not anticipated in establishing the performance measure) and awards credit for the achievement of the goal as a percentage of the target bonus. Final determinations as to bonus levels are then based on that percentage. If earned, actual bonuses are generally paid to the executives in the subsequent fiscal year.
2013 Annual Incentive Bonuses. For 2013, each executive officer had a target annual incentive bonus opportunity, expressed as a percentage of base salary, with the ability to earn above or below that target based on our company's actual performance. Our compensation committee maintained a maximum bonus award for Mr. DiBlasi of 135% for 2013. The maximum percentages for our other executive officers were maintained at 100% for 2013. The fiscal 2013 EBIT target was recommended by management and approved by our compensation committee in February 2013. The 2013 target was based on and was consistent with the annual budget previously approved by our board of directors.

The table below lists the 2013 base salaries and bonus levels for each of our named executive officers during 2013.

		Annual Incentive Bonus Levels as % of Base Salary
Name	2013 Base Salary	80% of Target(1)	90% of Target	100% of Target	150% of Target(2)
Mark A. DiBlasi	$465,000	20%	40%	60%	135%
Peter R. Armbruster	$285,000	15%	32.5%	50%	100%
Brian J. van Helden (3)	$300,000	15%	32.5%	50%	100%
Scott L. Dobak (4)	$385,000	15%	32.5%	50%	100%

(1)
Represents the percentage of 2013 base salary that the executive is eligible to receive if we achieve 80% of the EBIT target established by our compensation committee. Bonuses will not be earned if EBIT is less than 80% of target.

(2)	Represents maximum potential bonus payout.
(3)	20% of Mr. van Helden's cash bonus potential will be based on the EBIT of our truckload logistics business unit.
(4)
20% of Mr. Dobak's cash bonus potential will be based on the EBIT of our less-than-truckload and transportation management solutions business units. On December 20, 2013, Mr. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013 and therefore was not eligible for an annual incentive bonus for 2013.

For fiscal 2013, our company-wide EBIT was $85.4 million, or 80.6% of the established target, resulting in a payout of approximately 21.2% of Mr. DiBlasi's base salary, approximately 16.1% of Mr. Armbruster's base salary, and approximately 18.6% of Mr. van Helden's base salary, as follows:

Name	2013 Incentive Bonus
Mark A. DiBlasi	$98,580
Peter R. Armbruster	$45,743
Brian J. van Helden	$55,815
2014 Annual Incentive Bonuses. For 2014, each executive officer has a target annual incentive bonus opportunity, expressed as a percentage of base salary, with the ability to earn above or below that target based on our company's actual performance. Our compensation committee increased the 2014 maximum bonus award for Mr. DiBlasi from 135% to 150%. The maximum percentages for our other executive officers were increased from 100% to 110% for 2014. The fiscal 2014 EBIT target was recommended by management and approved by our compensation committee in February 2014. The 2014 target was based on and is consistent with the annual budget previously approved by our board of directors. Actual incentive bonus payouts for 2014 performance will be determined by our compensation committee and paid in early 2015, and may be above or below target bonus levels.
The table below lists the 2014 base salaries and bonus levels for each of our named executive officers.

		Annual Incentive Bonus Levels as % of Base Salary
Name	2014 Base Salary	80% of Target(1)	90% of Target	100% of Target	150% of Target(2)
Mark A. DiBlasi	505,000	30%	55%	80%	150%
Peter R. Armbruster	310,000	25%	42.5%	60%	110%
Brian J. van Helden	385,000	25%	42.5%	60%	110%

(1)
Represents the percentage of 2014 base salary that the executive is eligible to receive if we achieve 80% of the EBIT target established by our compensation committee. Bonuses will not be earned if EBIT is less than 80% of target.

(2)	Represents maximum potential bonus payout.
Equity Awards. We believe that providing a significant portion of our executive officers' total compensation package in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, our executives receive a stake in our company's financial future, and the gains realized in the long term depend on the executives' ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.
Our compensation committee develops its equity award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior equity awards and the level of vested and unvested equity awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. In addition, our compensation committee considers the accounting costs that will be reflected in our financial statements when establishing the form of equity to be granted and the size of the grants as well as the potential dilution associated with the equity awards.
We grant equity awards through the 2010 Plan, which was adopted by our board of directors and approved by our stockholders and permits the grant of stock options, stock appreciation rights, restricted shares, RSUs, performance shares, and other stock-based awards to our officers, directors, and employees.
In February 2013, we granted RSUs under the 2010 Plan to certain of our employees, including our executive officers. RSUs represent the right to receive one share of our common stock for each RSU upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. RSU awards reflect both increases and decreases in stock prices from the grant-date market prices and thus tie compensation more closely to changes in stockholder value at all levels compared to options, whose intrinsic value changes only when the market price of shares is above the exercise price. RSUs also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team. In addition, RSUs allow our compensation committee to deliver equivalent value with use of fewer authorized shares than option awards.
Shares of our stock are issued to RSU holders as the awards vest. The vesting schedule for RSUs granted to our executive officers and other employees provides that each award vests in four equal annual installments. Recipients of RSU awards generally must remain employed by us on a continuous basis through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the recipient's death or disability, or upon a change in control.
2013 Equity Awards. For 2013, our compensation committee determined that the total annual equity amount for each executive officer should approximate between 65% and 80% of his base salary. In determining target amounts, the committee considered peer group and survey data, potential dilution, share “burn” rate relative to our company's outstanding stock, and compensation expense attributable to the awards. The following table sets forth the estimated value of our 2013 equity awards and the number of RSUs awarded to our executive officers for 2013.

Name	Dollar Value of RSUs	Number of RSUs(1)
Mark A. DiBlasi	$375,000	18,246
Peter R. Armbruster	$220,000	10,704
Brian J. van Helden	$220,000	10,704
Scott L. Dobak (2)	$250,000	12,164

(1)
The number of RSUs awarded was calculated using a dollar value per share of $20.55, which was the 20-day trailing average closing sale price of our common stock as of February 20, 2013, the grant date. On February 20, 2013, the closing sales price of our common stock was $23.26.

(2)	On December 20, 2013, Mr. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013.
2014 Equity Awards. For 2014, in determining target amounts, the committee considered peer group and survey data, potential dilution, share “burn” rate relative to our company's outstanding stock, and compensation expense attributable to the awards. The following table sets forth the estimated value of our 2014 equity awards and the number of RSUs awarded to our executive officers for 2014.

Name	Dollar Value of RSUs	Number of RSUs(1)
Mark A. DiBlasi	$400,000	16,654
Peter R. Armbruster	$250,000	10,409
Brian J. van Helden	$300,000	12,490

(1)
The number of RSUs awarded was calculated using a dollar value per share of $24.02, which was the 20-day trailing average closing sale price of our common stock as of February 21, 2014, the grant date. On February 21, 2014, the closing sales price of our common stock was $22.26.

Other Compensation Elements
Pension and Nonqualified Deferred Compensation. None of our executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.
Other Compensation. All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, and 401(k) plans. These plans are available to all of our employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice. These benefits are not considered by our compensation committee in determining the compensation of our executive officers.
Employment Agreements. We do not maintain employment contracts with our employees. We provided employment letter agreements to our executive officers upon joining our company, which are described below under “Executive Compensation - Employment and Other Agreements.”
Severance Payments due Upon Termination and/or a Change in Control. We currently provide for the accelerated vesting of RSUs on the date of consummation of any “change in control.” Our compensation committee believes that for our executive officers, accelerated vesting of stock awards in the event of a change in control is generally appropriate because in some change in control situations, equity of the target company is cancelled, making immediate acceleration necessary in order to preserve the value of the award. In addition, we rely primarily on equity incentive awards to provide our named executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and our compensation committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.
In addition, consistent with customary practice, all of our executive officers would receive cash severance in certain circumstances that result in termination of employment. These payments are intended to provide a level of transition assistance in the event of an involuntary termination of employment and to keep executives focused on our business rather than their personal circumstances. Our compensation committee believes these provisions are fair and reasonable based on its understanding of market practices among industry competitors and within the broader environment of similarly sized businesses.
Calculations of the payments due to our named executive officers upon certain terminations of employment and/or in connection with a change in control are set forth under “Executive Compensation - Potential Payments upon Termination or Change in Control.” We believe these severance benefits are an essential element of our compensation package for executive officers and assist us in recruiting and retaining talented individuals. In addition, we believe that it is more equitable to offer severance benefits based on a standard formula determined as a multiple of base pay and incentive bonus opportunity because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term compensation arrangements. As a result, and consistent with the practice of most of our peer companies, other compensation decisions are not generally based on the existence of this severance protection.
Prohibitions on Hedging and Pledging of Shares. Among other things, our insider trading policy prohibits our executive officers from engaging in put, call, derivative, or short sale transactions, as well as pledging our securities as collateral for a loan.
Stock Ownership Guidelines. We do not currently maintain stock ownership guidelines for our officers.
Clawback Policy. Our compensation committee does not currently have an established clawback policy or practice regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. However, in connection with the implementation of rules under the Dodd-Frank Act, our compensation committee expects that in the future it will establish mechanisms to recover incentive compensation in the event of a financial restatement or similar event.
Approval Process for Equity Grants
Executives and other employees receive long-term equity awards pursuant to the terms of the 2010 Plan. Our compensation committee administers the 2010 Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. The compensation committee reviews these rules from time to time and considers, among other things, the interests of our stockholders, market conditions, information provided by our compensation consultant and legal advisor, performance objectives, and recommendations made by our chief executive officer.
Our compensation committee reviews awards for all employees. The compensation committee has established a process in which our compensation committee reviews the recommendations of our chief executive officer for executives (other than himself) and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval.

We have no practice of timing grants of RSUs to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of named executive officer compensation. In addition, our practice of calculating equity awards based on the 20-day trailing average closing sale price of our common stock mitigates the effects of both our stock price volatility and the impact of grant timing.
Impact of Tax and Accounting
As a general matter, our compensation committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, our compensation committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.
Deductibility. Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to our chief executive officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2010 Plan is structured so that the compensation deemed paid to an executive officer in connection with annual bonuses under the cash incentive plan should qualify as performance-based compensation not subject to the $1 million limitation. Our time-vest RSUs are not considered performance-based under the Section 162(m) rules because they vest over time rather than based on the achievement of performance goals. Accordingly, amounts of compensation related to those RSUs held by our executive officers may not be fully deductible (depending on the value of our stock and the amount of other nonperformance-based compensation an officer has during the year in which any portion of the RSU vests).
Our compensation committee will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for our executive officers, our compensation committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. Our compensation committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.
Tax Implications for Officers. Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. We attempt in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Section 409A. Section 280G of the Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our executive officers could receive the amounts shown in the section entitled “Executive Compensation-Potential Payments Upon Termination or Change in Control” as severance or change of control payments that could trigger this excise tax. We do not offer our officers as part of their change of control benefits any gross ups related to this excise tax under Section 4999 of the Code.
Accounting Considerations. When determining amounts of long-term incentive grants to executives and employees, our compensation committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, “Compensation - Stock Compensation,” grants of stock options and RSUs result in an accounting charge for us equal to the grant date fair value of those securities. For time-vest RSUs, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period.

COMPENSATION COMMITTEE REPORT
Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to our board of directors, and our board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
William S. Urkiel, Chairman
Christopher L. Doerr
James D. Staley
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2013, Messrs. Urkiel, Doerr, and Staley served as members of our compensation committee. During such fiscal year, none of these individuals had any relationship requiring disclosure under Item 404 of Regulation S-K.
None of Messrs. Urkiel, Doerr, or Staley has, at any time, been an officer or employee of our company. During the fiscal year ended December 31, 2013, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Fiscal Year 2013 Summary Compensation Table
The following table sets forth compensation information for our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation(3)	Total
Mark A. DiBlasi	2013	$457,308	$—	$424,402	$98,580	$8,424	$988,714
President, Chief Executive Officer, and Director	2012	$410,385	$—	$246,139	$179,305	$8,274	$844,103
	2011	$378,908	$—	$220,941	$162,338	$744	$762,931

Peter R. Armbruster	2013	$281,154	$—	$248,975	$45,743	$8,064	$583,936
Vice President-Finance, Chief Financial Officer, Treasurer, and Secretary	2012	$256,923	$—	$128,412	$91,794	$7,914	$485,043
	2011	$237,047	$—	$90,387	$75,898	$398	$403,730

Brian J. van Helden (4)(5)	2013	$296,154	$—	$248,975	$55,815	$7,916	$608,860
President - Truckload and Logisitics	2012	$271,461	$—	$128,412	$85,921	$7,534	$493,328
	2011	$242,119	$—	$90,387	$79,693	$173	$412,372

Scott L. Dobak (6)(7)	2013	$381,154	$—	$282,935	$—	$8,058	$672,147
Former President - Less-than-Truckload and Transportation Management Solutions	2012	$356,923	$—	$128,412	$143,792	$7,770	$636,897
	2011	$331,912	$—	$100,425	$107,522	$260	$540,119

(1)
Amounts reflect the fair value of RSUs at the date of grant. The value is calculated in accordance with ASC Topic 718, “Compensation - Stock Compensation.” The fair value of an RSU is based on the closing market price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 9 to our 2013 consolidated financial statements, included in our annual report on Form 10-K filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers with respect to these awards.

(2)
Amounts in this column for fiscal 2013 represent the amounts earned and payable under our 2013 cash incentive plan, which were earned in fiscal 2013 but not paid until the second quarter of fiscal 2014. Amounts in this column for fiscal 2012 represent the amounts earned and payable under our 2012 cash incentive plan, which were earned in fiscal 2012 but not paid until the second quarter of fiscal 2013. Amounts in this column for fiscal 2011 represent the amounts earned and payable under our 2011 cash incentive plan, which were earned in fiscal 2011 but not paid until the second quarter of fiscal 2012. For a description of our 2013 cash incentive plan and amounts earned thereunder, see “Compensation Discussion and Analysis - Individual Executive Officer Compensation - Annual Incentive Bonus.”

(3)
Amounts for 2011, 2012, and 2013 represent gross-up tax reimbursements to cover taxes on term life insurance premiums computed in accordance with Internal Revenue Service guidelines. Our executive officers participate in our medical and disability insurance plans in the same manner as our other employees and do not receive any perquisites. The 2012 and 2013 amounts also include matching contributions under our 401(k) plan.

(4)	On December 27, 2013, we promoted Mr. van Helden to the position of Chief Operating Officer.

(5)
On June 26, 2011, we promoted Mr. van Helden to the position of President - Truckload and Logistics. In connection with such promotion, we increased Mr. van Helden’s 2011 base salary from $240,000 to $252,000, effective as of the date of such promotion.

(6)	On December 20, 2013, Mr. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013.

(7)
On June 26, 2011, we promoted Mr. Dobak to the position of President - Less-than-Truckload. In connection with such promotion, we increased Mr. Dobak’s 2011 base salary from $330,000 to $340,000, effective as of the date of such promotion.

Employment and Other Agreements
We have no written employment contracts with any of our executive officers. We have, however, provided employment letter agreements to our executive officers, which provide them with the right to participate in our incentive compensation plans, the right to participate in all insurance, retirement, and other fringe benefit plans as may from time to time be provided to our executives, and severance benefits. For a discussion of the severance benefits provided to our executive officers, see “Executive Compensation - Potential Payments Upon Termination or Change of Control.”

Fiscal Year 2013 Grants of Plan-Based Awards
The following table provides information with respect to grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards(3)
Name	Year	Threshold	Target	Maximum
Mark A. DiBlasi		$93,000	$279,000	$627,750
	2/20/2013				18,246	$424,402
Peter R. Armbruster		$42,750	$142,500	$285,000
	2/20/2013				10,704	$248,975
Brian J. van Helden		$45,000	$150,000	$300,000
	2/20/2013				10,704	$248,975
Scott L. Dobak		$57,750	$192,500	$385,000
	2/20/2013				12,164	$282,935

(1)
Amounts represent the range of possible cash payouts under our 2013 cash incentive plan. All such awards have been paid, and the actual amounts paid are set forth in the Fiscal Year 2013 Summary Compensation Table above. For a description of our 2013 cash incentive plan and amounts earned thereunder, see “Compensation Discussion and Analysis - Individual Executive Officer Compensation - Annual Incentive Bonus - 2013 Annual Incentive Bonuses.”

(2)	Such RSUs vest 25% on each of March 1, 2014, 2015, 2016, and 2017.
(3)
Amounts reflect the fair value of RSUs at the date of grant. The value is calculated in accordance with ASC Topic 718, “Compensation - Stock Compensation.” The fair value of an RSU is based on the closing market price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 9 to our 2013 consolidated financial statements, included in our annual report on Form 10-K filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End 2013
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)
Name	Exercisable	Unexercisable
Mark A. DiBlasi	119,451	—	$13.39	1/16/2016
	74,657	—	$20.09	1/16/2016
	44,795	—	$6.70	3/15/2017
	59,726	—	$13.39	3/15/2017
					7,881(2)	$212,393
					10,436(3)	$281,250
					18,246(4)	$491,730
Peter R. Armbruster	59,852	—	$20.09	3/31/2015
					3,225(2)	$86,914
					5,445(3)	$146,743
					10,704(4)	$288,473
Brian J. van Helden	23,234	—	$6.70	4/9/2017
	63,234	—	$13.39	4/9/2017
	63,234	—	$20.09	4/9/2017
					3,225(2)	$86,914
					5,445(3)	$146,743
					10,704(4)	$288,473
Scott L. Dobak	15,810	—	$6.70	1/29/2017
	63,234	—	$13.39	1/29/2017
	63,234	—	$20.09	1/29/2017

(1)	Based on the closing price of our common stock on December 31, 2013.
(2)	Such RSUs vest 25% on each of March 1, 2012, 2013, 2014, and 2015.
(3)	Such RSUs vest 25% on each of March 1, 2013, 2014, 2015, and 2016.
(4)	Such RSUs vest 25% on each of March 1, 2014, 2015, 2016, and 2017.
Option Exercises and Stock Vested in Fiscal Year 2013
The following table sets forth information concerning the value realized by each of our named executive officers upon the exercise of stock options and the vesting of stock awards during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Mark A. DiBlasi	134,382	$2,711,176	7,417	$167,105
Peter R. Armbruster	130,000	$2,172,653	3,425	$77,165
Brian J. van Helden	40,000	$822,193	3,425	$77,165
Scott L. Dobak	47,424	$955,245	3,604	$81,198

(1)
The value realized equals the difference between the fair market value of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares issued upon exercise of the options.

(2)	The value realized equals the fair market value of our common stock on the date of vesting multiplied by the number of shares released on vest date.

Pension Benefits
We do not offer any defined benefit pension plans for any of our employees. We do have a 401(k) plan in which our employees may participate. In 2013, no discretionary contributions to our 401(k) plan were made on behalf of our executive officers.
Potential Payments Upon Termination or Change in Control
The employment letter agreements with our executive officers provide for severance benefits upon termination and change of control. The arrangements reflected in these letter agreements are designed to encourage the officers' full attention and dedication to our company currently and, in the event of termination following a change of control, provide these officers with individual financial security.
Pursuant to the employment letters, if the executive (i) is terminated for any reason other than for cause, (ii) terminates his employment voluntarily for good reason, or (iii) is terminated without cause during the one-year period following a change of control, he is entitled to receive his current base salary for a period of 12 months in accordance with our normal payroll practices and will be eligible to receive all benefits under all benefit plans and programs provided by us (including medical and group life plans and programs) for the same period. Our obligation to pay severance benefits is subject to the executive’s compliance with any confidentiality, non-competition, and non-solicitation agreements with us, as well as the executive’s execution and delivery to us of a release.
The definitions of “change of control,” “cause,” and “good reason” and descriptions of the payments and benefits can be found in the employment letter agreements, which have been filed with the SEC. Other than as set forth below, no amounts will be paid to our executive officers in the event of termination.
The table below provides estimates of the payments and benefits that would be paid to our executive officers in connection with any termination of employment without cause or for good reason or without cause following a change of control of our company. The payments are quantified assuming the termination of employment occurred on December 31, 2013.

Name	Salary	Benefits	Total
Mark A. DiBlasi	$465,000	$13,603	$478,603
Peter R. Armbruster	$285,000	$13,603	$298,603
Brian J. van Helden	$300,000	$13,603	$313,603
Scott L. Dobak	$385,000	$13,603	$398,603
Nonqualified Deferred Compensation and Retirement Plans
We do not offer any deferred compensation plans, defined benefit pension plans, or supplemental retirement plans for our executive officers.
401(k) Plan
We sponsor a defined contribution profit sharing plan for our full-time employees, which is intended to qualify as a tax qualified plan under Section 401 of the Code. The plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to the statutory limit. The plan permits us to make discretionary contributions of up to an additional 50% of each participant's contributions not to exceed 4% of his or her pre-tax compensation, up to the statutory limit, which generally vest over three years. We match 50% of each participant's contributions up to the first 6% contributed.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our incentive compensation plans as of December 31, 2013.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity Compensation Plans Approved by Stockholders	1,135,288	$13.67	2,177,009
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,135,288	$13.67	2,177,009

(1)
Includes 279,471 shares issuable upon the vesting and delivery of RSUs granted under the 2010 Plan and 855,817 shares issuable upon the exercise of outstanding stock options granted under our previously maintained key employee equity plan, which we have discontinued.

(2)	The weighted average exercise price does not take into account the 279,471 shares issuable upon the vesting and delivery of outstanding RSUs.
(3)	Under the 2010 Plan, we have reserved 2,500,000 shares of common stock for issuance pursuant to awards granted under such plan.

PROPOSAL NO. 2
ADVISORY VOTE APPROVING
NAMED EXECUTIVE OFFICER COMPENSATION
As required by SEC rules, we are asking our stockholders to provide an advisory, non-binding vote to approve the compensation of our named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers by voting on the non-binding resolution below.
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program, which is established by our compensation committee and board of directors, is intended to attract, motivate, and retain executives and key employees and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with other similarly situated companies in our industry and reward the achievement of short-term and long-term performance goals.
We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Our board of directors believes that the compensation of our named executive officers is appropriate and recommends a vote “for” the following advisory resolution, which will be submitted for a stockholder vote at the annual meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion, and related matters.”
You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and procedures described in this proxy statement.
While the advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote and take the concerns of our stockholders into account in future determinations concerning our executive compensation program. Our board of directors therefore recommends that you indicate your support for the compensation policies and procedures for our named executive officers, as outlined in the above resolution.

PROPOSAL NO. 3
RE-APPROVAL OF THE 2010 INCENTIVE COMPENSATION PLAN
Prior to our initial public offering in May 2010, our board of directors adopted, and our stockholders approved, the 2010 Plan. Section 162(m) of the Code provides that programs adopted prior to an initial public offering, such as the 2010 Plan, have the benefit of a transition period. During the transition period, compensation paid under the program is not subject to the limits on deductibility under Section 162(m) of the Code. The transition period for the 2010 Plan ends at the annual meeting. In order to allow for the future grant of certain types of awards under the 2010 Plan to qualify as tax-deductible “performance-based compensation” under Section 162(m) of the Code, as well as to clarify certain terms in the 2010 Plan, we are asking stockholders to re-approve the 2010 Plan. The material terms of the 2010 Plan are described below. It should be noted that, other than the clarification of certain terms in the 2010 Plan as described below, no changes are being proposed with regard to the terms of the 2010 Plan at this time.
Section 162(m) of the Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee means a person specified in Section 162(m) of the Code, which generally includes our chief executive officer and each of our other named executive officers other than our principal financial officer. However, qualifying “performance-based compensation” is not subject to the deduction limits if certain requirements are met. One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. The material terms of the performance goals are (i) the participants eligible to receive compensation under the 2010 Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that can be paid to a participant if the performance goals are obtained, which we describe further below.
We are also asking stockholders to re-approve the 2010 Plan to clarify (i) the definition of “covered employee” under the 2010, which was inadvertently omitted in the original 2010 Plan, and (ii) that the term “Performance Units” in the second paragraph of Section 5 of the original 2010 Plan was used in error and should be replaced with the term “Performance Awards.”
A copy of the 2010 Plan (with the clarifications described above) is attached hereto as Annex A and is hereby incorporated into this proxy statement by reference. The following summary of key provisions of the 2010 Plan, as well as the other summaries and descriptions relating to the 2010 Plan contained elsewhere in this Proposal No. 3, are each qualified in their entirety by reference to the full text of the 2010 Plan.
Purpose
The purpose of the 2010 Plan is to assist our company and our subsidiaries and other designated affiliates, which we refer to as Related Entities, in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to our company or our Related Entities by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2010 Plan is intended to qualify certain compensation awarded under the 2010 Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by plan administrator, described below.
Eligibility
Officers, directors, employees, and consultants of our company and our Related Entities, as determined by the plan administrator (described below), are eligible to participate in the 2010 Plan, which we refer to each as an “Eligible Person.”
Shares Available for Awards; Annual Per-Person Limitations
Subject to certain adjustments as described in the 2010 Plan, a total of 2,500,000 shares of our common stock were initially reserved for issuance as awards under the 2010 Plan. As of December 31, 2013, a total of 43,520 shares had been issued under the 2010 Plan, 279,471 shares were subject to outstanding awards under the 2010 Plan, and 2,177,009 shares were available for the future grant of awards under the 2010 Plan.
If any shares of our common stock subject to an award under the 2010 Plan are forfeited, repurchased by our company, expire, or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares will, to the extent of such forfeiture, repurchase, expiration, termination, cash settlement, or non-issuance, again be available for awards under the 2010 Plan. In the event that any option or other award is exercised by the withholding of shares from the award by our company, or withholding tax liabilities arising from such option or other award are satisfied by the withholding of shares from the award by our company, then only the net number of shares actually issued to the participant, excluding the shares withheld, will be counted as issued for purposes of determining the maximum number of shares available for grant under the 2010 Plan.
The 2010 Plan imposes individual limitations on the amount of certain awards in part with the intention to comply with Section 162(m) of the Code. Under these limitations, for each fiscal year in which awards granted under the 2010 Plan are subject to the requirements of Section 162(m) of the Code, an Eligible Person may not be granted awards under the 2010 Plan under which more than 2,500,000 shares of our common stock could be received by the participant, subject to adjustment in certain circumstances. In addition, the maximum dollar value payable to any one participant with respect to a stock unit, the payment for which is conditioned upon the satisfaction of performance criteria, is $5,000,000 per each 12 month period in a performance period (pro-rated on a straight-line basis for any performance period that is greater than or less than 12 months in length).
Administration
Our board of directors has the authority to administer the 2010 Plan as the plan administrator. However, our board of directors has the authority to delegate its authority as plan administrator to one or more committees, including its compensation committee. Subject to the terms of the 2010 Plan, the plan administrator determines which of the Eligible Persons will be granted awards, when and how each award will be granted, what type or combination of types of awards will be granted, the provisions of each award granted (which need not be identical), including the time or times when a person will be permitted to receive shares or cash pursuant to an award, and the number of shares or amount of cash with respect to which an award will be granted to each such person. In addition, the plan administrator may construe, interpret, and make all determinations under the 2010 Plan and awards granted under it, and establish, amend, and revoke rules and regulations for the 2010 Plan’s administration. The plan administrator may, with the consent of any adversely affected participant, (i) reduce the exercise price of any outstanding award under the 2010 Plan, (ii) cancel any outstanding award and the grant a new award and/or cash or other valuable consideration in substitution thereof, or (ii) perform any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options and Stock Appreciation Rights
Each stock option and stock appreciation right award granted pursuant to the 2010 Plan must be set forth in an award agreement. The plan administrator determines the terms of the stock options and stock appreciation rights granted under the 2010 Plan, including the exercise price in the case of a stock option, the grant price in the case of a stock appreciation right, the vesting schedule, the maximum term of the stock option or stock appreciation right, and the period of time the stock option or stock appreciation right remains exercisable after the participant's termination of service. The exercise price of a stock option, however, may not be less than the fair market value of the stock on its grant date. All stock options granted under the 2010 Plan are nonstatutory stock options. Stock appreciation rights may be either freestanding or in tandem with other awards.
Restricted Stock Awards
Restricted stock awards must be granted pursuant to an award agreement. The plan administrator determines the terms of the restricted stock award, including the restrictions on transferability, risk of forfeiture and other restrictions, if any, for the restricted stock, and the vesting schedule, if any, for the restricted stock award. Except to the extent restricted under the terms of the 2010 Plan and any award agreement relating to the restricted stock award, a participant granted restricted stock will have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the plan administrator).
Stock Units
Stock unit awards must be granted pursuant to an award agreement. The plan administrator determines the terms of the stock unit award, including any restrictions (which may include a risk of forfeiture) as the plan administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the plan administrator may determine. A stock unit award may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the stock unit award, or a combination thereof, as determined by the plan administrator at the date of grant or thereafter. Prior to satisfaction of an award of stock units, an award of stock units carries no voting or dividend or other rights associated with share ownership.
Bonus Stock and Awards in Lieu of Obligations
The plan administrator is authorized to grant shares of our common stock as a bonus, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash or deliver other property under the 2010 Plan or under other plans or compensatory arrangements, subject to such terms as determined by the plan administrator and subject to certain limitations under the 2010 Plan.

Dividend Equivalents
The plan administrator is authorized to grant dividend equivalents to receive cash, shares of our common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The terms of an award of dividend equivalents will be set forth in a written award agreement which will contain provisions determined by the plan administrator and not inconsistent with the 2010 Plan. The plan administrator may provide that dividend equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional shares of our common stock, awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the plan administrator may specify.
Other Stock-Based Awards
The plan administrator is authorized, subject to limitations under applicable law, to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, as deemed by the plan administrator to be consistent with the purposes of the 2010 Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified Related Entities or business units. The plan administrator will determine the terms and conditions of such awards, which will be set forth in a written award agreement. Cash awards, as an element of or supplement to any other award under the 2010 Plan, may also be granted under the 2010 Plan.
Performance Awards
Performance awards are payable in cash, shares of our common stock, other property, or other awards, on terms and conditions established by the plan administrator. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the plan administrator upon the grant of each performance award. Except as provided in the 2010 Plan or as may be provided in an award agreement, performance awards will be distributed only after the end of the relevant performance period.
If and to the extent that the plan administrator determines, at the time an award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such award, a “covered employee,” the provisions of the 2010 Plan, which are intended to qualify such awards as “performance-based compensation” under Section 162(m) of the Code, will be applicable to such award. If and to the extent the foregoing provisions of the 2010 Plan are applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, and/or for our Related Entities, or for business or geographical units of our company and/or our Related Entities (except with respect to the total stockholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the plan administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to our company. The plan administrator will exclude the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our company or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles. For awards granted to covered employees, the performance goals and the determination of their achievement will be made in accordance with Section 162(m) of the Code and the plan administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such awards.
Other Terms of Awards
Awards granted under the 2010 Plan may, in the discretion of the plan administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of our company, any Related Entity, or any business entity to be acquired by our company or a Related Entity, or any other right of a participant to receive payment from our company or any Related Entity. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our company or any Related Entity.
Subject to the terms of the 2010 Plan and any applicable award agreement, payments to be made by our company or a Related Entity upon the exercise of an option or other award or settlement of an award may be made in such forms as the plan administrator determines, including, without limitation, cash, other awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as may be prohibited by Section 409A of the Code, the settlement of any award may be accelerated in the discretion of the plan administrator or upon occurrence of one or more specified events. Installment or deferred payments may be required by the plan administrator (subject to certain provisions of the 2010 Plan) or permitted at the election of the participant on terms and conditions established by the plan administrator.
Except as provided in an award agreement, a participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any award or other right or interest granted under the 2010 Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such awards or rights that may be exercisable will be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative. Notwithstanding the foregoing, the plan administrator, in its sole discretion, may permit the transfer of an option as follows: (i) by gift to certain members of the participant’s immediate family (as set forth in the 2010 Plan) or (ii) by transfer by instrument to a trust providing that the option is to be passed to beneficiaries upon death of the participant.
Change in Control; Corporate Transaction
The plan administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including upon a “change in control,” as defined in the 2010 Plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any award will be deemed to have been met upon the occurrence of any change in control.
In the event of a “corporate transaction,” as defined in the 2010 Plan, any surviving corporation or acquiring corporation, which we refer to as a successor corporation, may either (i) assume any or all awards outstanding under the 2010 Plan; (ii) continue any or all awards outstanding under the 2010 Plan; or (iii) substitute similar stock awards for outstanding awards. In the event that any successor corporation does not assume or continue any or all such outstanding awards or substitute similar stock awards for such outstanding awards, then with respect to awards that have been not assumed, continued, or substituted, then such awards will terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the corporate transaction).
In the event that the successor corporation in a corporate transaction refuses to assume, continue, or substitute for an award, then the award will fully vest and be exercisable (if applicable) as to all of the shares of our common stock subject to such award, including shares of our common stock as to which such award would not otherwise be vested or, if applicable, exercisable.
The plan administrator, in its discretion and without the consent of any participant, may (but is not obligated to) either (i) accelerate the vesting of any awards (and, if applicable, the time at which such awards may be exercised) in full or as to some percentage of the award to a date prior to the effective time of such corporate transaction as the plan administrator will determine (contingent upon the effectiveness of the corporate transaction) or (ii) provide for a cash payment in exchange for the termination of an award or any portion thereof where such cash payment is equal to the fair market value of the shares of our common stock that the participant would receive if the award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).
Adjustments
In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock and/or such other securities of our company or any other issuer, then the plan administrator will, to avoid anti-dilution or other enlargement or loss of value to awards, equitably adjust (i) the number and kind of shares of our common stock reserved for issuance in connection with awards granted thereafter, (ii) the number and kind of shares of common stock by which annual per-person award limitations are measured, (iii) the number and kind of shares of our common stock subject to or deliverable in respect of outstanding awards, (iv) the exercise price, grant price, or purchase price relating to any award and/or make provision for payment of cash or other property in respect of any outstanding award, and (v) any other aspect of any award that the plan administrator determines to be appropriate.
In addition, the plan administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including awards subject to performance goals) in recognition of unusual or nonrecurring events affecting our company, any Related Entity, or any business unit, or the financial statements of our company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the plan administrator’s assessment of the business strategy of our company, any Related Entity, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the plan administrator may not make any adjustment described in this paragraph if doing so would cause any award granted under the 2010 Plan to covered employees and intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder.
Amendment and Termination
Our board of directors may amend, alter, suspend, discontinue, or terminate the 2010 Plan, or any committee’s authority to grant awards under the 2010 Plan, without the consent of stockholders or participants. Any amendment or alteration to the 2010 Plan will be subject to the approval of our company’s stockholders if such stockholder approval is deemed necessary and advisable by our board of directors. However, without the consent of an affected participant, no such amendment, alteration, suspension, discontinuance, or termination of the 2010 Plan may materially and adversely affect the rights of such participant under any previously granted and outstanding award. The plan administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2010 Plan; provided that, without the consent of an affected participant, no such action may materially and adversely affect the rights of such participant under such award. The 2010 Plan will terminate no later than ten years from the date of the later of (i) the 2010 Plan’s effective date and (ii) the date an increase in the number of shares reserved for issuance under the 2010 Plan is approved by our board of directors (so long as such increase is also approved by our stockholders).
Federal Income Tax Consequences of Awards
The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Nonqualified Stock Options
An optionee generally is not taxed upon the grant of a nonqualified stock option granted under the 2010 Plan. On exercise of a nonqualified stock option granted under the 2010 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of our common stock acquired on exercise of the stock option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.
If an optionee pays for shares of our common stock on exercise of a stock option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, will be taxed on the exercise of the stock option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the stock option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the stock option will be the same as if the optionee had exercised the option solely in exchange for cash.
Our company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2010 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2010 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
Our company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for our company, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.
Stock Units
The recipient of a stock unit that provides for the payment of cash or the delivery of shares at a future date will not recognize taxable income at the time of grant. The recipient will generally recognize taxable income, and if the recipient is an employee, be subject to withholding for income and employment taxes, when the payment of cash or the delivery of shares is actually made.
Our company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired pursuant to the stock unit award will be the amount paid for such shares, if any, plus any ordinary income recognized when the stock is received. Upon the disposition of any such stock received, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.
Stock Appreciation Rights
Our company may grant stock appreciation rights separate from any other award, which we refer to as Stand-Alone SARs, or stock appreciation rights in tandem with other awards, which we refer to as Tandem SARs, under the 2010 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.
With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.
With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying stock option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above) (i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price).
In general, there will be no Federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. Our company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.
Section 162 Limitations
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the 2010 Plan whom the plan administrator expects to be covered employees at the time a deduction arises in connection with such awards, may be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the plan administrator may, in its discretion, grant awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that awards under the 2010 Plan will qualify as “performance-based compensation” that are fully deductible by our company under Section 162(m) of the Code.
Section 409A of the Code
The 2010 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the 2010 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award.

Our board of directors believes that it is in the best interests of our company and our stockholders to receive the full income tax deduction for “performance-based compensation” paid under the 2010 Plan, as well as to clarify certain terms in the 2010 Plan. Our board of directors is therefore asking the stockholders to re-approve the 2010 Plan. Failure to obtain stockholder approval will not affect the rights of participants under the 2010 Plan or under any outstanding award agreements.
Our board of directors recommends a vote “for” the re-approval of the 2010 Plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee is responsible for the appointment of our independent registered public accounting firm. Our audit committee has appointed Deloitte & Touche LLP (referred to as D&T) as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2014. D&T has served as our independent auditors since 2005. The services provided to us by D&T, along with the corresponding fees for 2013 and 2012, are described below.
Stockholder ratification of the appointment of our independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, our audit committee will consider whether or not to retain D&T, but may still retain them.
We anticipate that representatives of D&T will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Our board of directors recommends a vote “for” the ratification of D&T as our independent registered public accounting firm for the year ending December 31, 2014.
Independent Registered Public Accounting Firm Fees
The following is a summary of fees for audit and other professional services performed by D&T during the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit fees	$616,100	$652,000
Audit-related fees	339,276	275,193
Tax fees	268,811	277,767
All other fees	—	—
Total	$1,224,187	$1,204,960
Audit Fees
This category includes fees for the audit of our annual consolidated financial statements, for reviews of our quarterly financial statements, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
This category consists of fees for assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For 2013, audit-related fees consisted of advisory services in connection with the secondary offering and acquisition transactions. For 2012, audit-related fees consisted of advisory services in connection with the secondary offering, acquisition transactions, and assistance with Sarbanes-Oxley Act of 2002 compliance.
Tax Fees
This category consists of tax services provided by the independent registered public accounting firm with respect to tax compliance, tax advice, and tax planning.
All Other Fees
This category consists of fees paid for products and services that would not otherwise be included in any of the categories listed above.
Pre-Approval Policies and Procedures for Independent Registered Public Accounting Firm Fees
As set forth in its charter, the audit committee is responsible for pre-approving all audit, audit related, tax, and other services to be performed by the independent registered public accounting firm. Any pre-approved services that involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the audit committee. Unless otherwise specified by the audit committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The audit committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm. The audit committee may delegate to the audit committee chair or any one or more members of the audit committee the authority to grant pre-approvals of permissible audit and non-audit services, provided that such pre-approvals by a member who has exercised such delegation must be reported to the full audit committee at the next scheduled meeting. All of the audit services provided by D&T described in the table above for 2013 were approved by our audit committee pursuant to our audit committee's pre-approval policies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Our board of directors has appointed an audit committee consisting of three independent directors. All members of our audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. All members of our audit committee have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in each individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Utrup, Kennedy, and Urkiel are independent directors, as defined by Section 303A of the NYSE Listed Company Manual, and that Mr. Utrup, chairman, qualifies as an “audit committee financial expert.”
The primary responsibility of our audit committee is to assist our board of directors in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including overseeing the financial reports and other financial information provided by us to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our systems of internal accounting and financial controls; and the annual independent audit of our consolidated financial statements.
Management has the responsibility for our consolidated financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm engaged to conduct the audit of our 2013 financial statements, Deloitte & Touche LLP, is responsible for auditing our consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities, our audit committee reviewed and discussed our consolidated audited financial statements with management and the independent registered public accounting firm. Our audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. This included a discussion of the independent registered public accounting firm's judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our audit committee under generally accepted auditing standards. In addition, our audit committee received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's independence. Our audit committee also discussed with the independent registered public accounting firm their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Our audit committee has concluded that Deloitte & Touche LLP is independent from our company and management.
Our audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. Our audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of our financial reporting. Our audit committee held nine meetings during the fiscal year ended December 31, 2013.
Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors, and our board of directors approved, that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
Our board of directors has adopted a written charter for our audit committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of the NYSE.
This report has been furnished by our audit committee to our board of directors.
Chad M. Utrup, Chairman
John G. Kennedy, III
William S. Urkiel

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as set forth below, there were no transactions or series of similar transactions since January 1, 2013 to which we were or are a party that involved an amount exceeding $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
Management and Consulting Agreement
Upon consummation of our May 2010 initial public offering, we entered into an advisory agreement with HCI Equity Management, L.P. (formerly Thayer | Hidden Creek Management, L.P.), which advisory agreement was amended and restated on September 12, 2011, pursuant to which HCI Equity Management continues to provide advisory services to us. These services include identification, support, negotiation, and analysis of acquisitions and dispositions and support, negotiation, and analysis of financing alternatives. In exchange for such services, HCI Equity Management is reimbursed for its expenses and can be paid a transaction fee in connection with the consummation of each acquisition or divestiture by us or our subsidiaries, excluding certain specified transactions, and in connection with any public or private debt offering by us or our subsidiaries negotiated by HCI Equity Management. The amount of any such fee will be determined through good faith negotiations between our board of directors and HCI Equity Management. In 2013, we paid $0.2 million to HCI Equity Management for services performed in conjunction with acquisitions and debt financing.
Sales of Securities in Public Offering
In connection with our underwritten public offering in August 2013, investment funds affiliated with HCI sold an aggregate of 3,445,000 shares of our common stock to the public for $27.00 per share, less an underwriting discount of $1.4175 per share.

2013 ANNUAL REPORT ON FORM 10-K
We have mailed with this proxy statement a copy of our Annual Report on Form 10-K to each stockholder of record as of April 8, 2014 and it is also available on our website at www.rrts.com. Our Annual Report on Form 10-K contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. If a stockholder requires an additional copy of our Annual Report on Form 10-K, we will provide one, without charge, on the written request of any such stockholder addressed to our corporate secretary at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110.
STOCKHOLDER PROPOSALS FOR OUR 2015 ANNUAL MEETING
If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2015 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to our corporate secretary at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110. Any such proposal must be received at least 120 days before the anniversary of the prior year's proxy statement (by December 10, 2014), unless the date of our 2015 annual meeting is changed by more than 30 days from May 14, 2015, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
In addition, our bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2015 annual meeting of stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to our corporate secretary at the address set forth above between December 15, 2014 and January 14, 2015, which is 150 to 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the 2015 annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than 150 days prior to such annual meeting and not later than the later of (a) 120 days prior to such annual meeting or (b) ten days following the day on which public announcement of the date of such meeting is first made by our company. Our bylaws provide that a stockholder's notice of a proposal of business must set forth certain information relating to the proposed business desired to be brought before the meeting and the proposal itself, and information relating to the stockholder making the proposal.
If the proposal is for the nomination of a director for election at the meeting, the nomination must be delivered to our corporate secretary at the address listed above between December 15, 2014 and January 14, 2015, which is 150 to 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the 2015 annual meeting is more than 30 days before or 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than 150 days prior to such annual meeting and not later than the later of (a) 120 days prior to such annual meeting or (b) ten days following the day on which we make the first public announcement of the date of such meeting. However, in the event that the number of directors to be elected to our board of directors at an annual meeting of stockholders is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, the stockholder's notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary at the address listed above not later than ten days following the day on which we first make a public announcement of additional directorships. Our bylaws set forth specific information that must be provided to our corporate secretary in connection with the nomination of a director for election at the annual meeting.

OTHER MATTERS
As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors, the advisory vote on executive compensation, the re-approval of the material terms of the performance goals under our 2010 Plan, and the ratification of our independent registered public accounting firm. If, however, any other matter should properly come before the annual meeting for action by stockholders, the persons named as proxy holders will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors,

Cudahy, Wisconsin	Peter R. Armbruster
April 9, 2014	Secretary

ANNEX A
Roadrunner Transportation Systems, Inc.
2010 Incentive Compensation Plan

1.
Purpose. The purpose of this 2010 Incentive Compensation Plan (the “Plan”) is to assist Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator (as hereafter defined).

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof or in the respective Sections of the Plan.

(a)
“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(b)
“Award” means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c)	“Award Agreement” means the written agreement evidencing an Award granted under the Plan.

(d)
“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)	“Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)	“Board” means the Company’s Board of Directors.

(g)
“Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any material violation or material breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. No act shall constitute Cause pursuant to this paragraph until the Company has provided the Participant with written notice of the specific act or acts that constitutes Cause and permitted the Participant a reasonable period of time, not in excess of fifteen (15) days to “cure” any such act(s) to the extent such act(s) are curable.

(h)	“Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i)
the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Shareholders, obtains “beneficial ownership” (as defined in Rule 13d‑3 of the Exchange Act) or a pecuniary interest in thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Stock”);

(ii)
the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii)
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)
individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)	“Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.

(k)
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)
“Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m)	“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale, lease, exclusive license or other disposition of a significant portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Board in its discretion;

(ii)	a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii)	a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(n)
“Covered Employee” means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code. No person shall be considered a Covered Employee during the applicable reliance period under Treasury Regulation 1.162-27(f).

(o)	“Director” means a member of the Board or the board of directors of any Related Entity.

(p)	“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.

(q)
“Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r)	“Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.

(s)
“Eligible Person” means each officer, Director, Employee or Consultant who provides services to the Company or any Related Entity. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t)
“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v)	“Existing Shareholders” means any shareholder as of the day before the Company’s initial Registration Statement on Form S-1 is effective.

(w)
“Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of a Share as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Stock is traded on such date; provided, however, that with respect to the determination of the Fair Market Value of a Share on the date that the Stock is first sold to the public in the initial public offering, the Fair Market Value per Share shall be the price at which Shares are first sold to the public as specified in the final prospectus for the initial public offering.

(x)
“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the material diminution in the Participant’s authority, duties or responsibilities as assigned by the Company or a Related Entity, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the

Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause as defined in Section 2(f), death, or by reason of the Participant’s Disability as defined in Section 2(o); or (v) any material reduction in the Participant’s base salary. An event shall constitute Good Reason only if the Participant gives notice to the Company of any circumstances which the Participant believes constitute Good Reason, within 90 days of the first occurrence of such circumstances and the Company shall have 30 days after receipt of such notice to cure such circumstances, if possible.

(y)
“Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other property at a specified price during specified time periods. Any Option granted under the Plan is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto.

(z)	“Option Expiration Date” means the date of expiration of the Option’s maximum term as set forth in the Award Agreement evidencing such Option.

(aa)	“Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.
(bb) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(dd) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) and 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.
(ee) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.
(ff) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.
(gg) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.
(hh) “Related Entity” means any Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.
(ii) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.
(jj) “Rule 16b‑3” and “Rule 16a‑1(c)(3)” means Rule 16b‑3 and Rule 16a‑1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(kk) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(ll) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.
(mm) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.
(nn) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.
(oo) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Administration.

(a)	Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(b).

(b)	Delegation to Committee.

(i)
General. The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)
Section 162(m) and Rule 16b‑3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b‑3. In addition, the Board or the Committee may delegate to a committee the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(c)	Powers of the Plan Administrator. The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)
To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

(ii)
To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or an Award as provided in Section 10(e).

(iv)	To terminate or suspend the Plan as provided in Section 10(e).

(v)
To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Award under the Plan, if any, (2) the cancellation of any outstanding Award and the grant in substitution therefor of (A) a new Award under the Plan or another equity plan of the Company covering the same or a different number of Shares, (B) cash and/or (C) other valuable consideration (as determined by the Plan Administrator, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi)
To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(vii)
To make all determinations required under the Plan or any Award agreements thereunder, including, but not limited to, the determination if there has been a Change in Control, a Corporate Transaction, whether a termination of Continuous Service was for Cause for Good Reason and whether a Participant is precluded from selling the Shares subject to an Award by federal or state securities laws or by agreement.
(viii) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(d)
Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)
Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of JAMS, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(f)
Limitation of Liability. The Plan Administrator, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Plan Administrator, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Shares Issuable Under the Plan.

(a)
Limitation on Overall Number of Shares Available for Issuance Under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares that may be issued in connection with Awards under the Plan shall not exceed in the aggregate 2,500,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b)	Availability of Shares Not Issued Pursuant to Awards.

(i)
If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(ii)
If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such forfeited or repurchased Shares shall revert to and again become available for issuance under the Plan.

(iii)
In the event that any Option or other Award is exercised by the withholding of Shares from the Award by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the net number of Shares actually issued to the Participant, excluding the Shares withheld, shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan.

(c)
Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

5.
Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), for each fiscal year in which awards granted under the Plan are subject to the requirements of Section 162(m) of the Code, an Eligible Person may not be granted Awards under which more than 2,500,000 Shares could be received by the Participant.

In addition, the maximum dollar value payable to any one Participant with respect to Performance Awards is $5,000,000 per each twelve (12) month period in a Performance Period (pro-rated on a straight-line basis for any Performance Period that is greater than or less than twelve (12) months in length).

6.	Terms of Awards.

(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b)	Options.The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)
Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii)
Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify that the Option is not intended to be an “incentive stock option” as such term is defined under Section 422 of the Code.

(iii)
Exercise Price. Each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, determined in the sole discretion of the Plan Administrator; provided, however, that the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Notwithstanding any other provision of the Plan, all Options shall be structured to avoid the imposition of any excise tax under Section 409A of the Code, unless otherwise specifically determined by the Plan Administrator.

(iv)
Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(v)
Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise specifically provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A)
Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(B)
Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

(C)
Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(D)
Extension for Securities Law Violations. Notwithstanding the other provisions of this Section 6(b)(v) above and contingent upon this provision not adversely affecting the exemption of the Option from the provisions of Section 409A of the Code, if the Participant’s Continuous Service terminates for any reason, except Cause, and the Participant is precluded by federal or state securities laws from selling the Shares, so that the Participant has less than a thirty (30) day period from the termination of Participant’s Continuous Service to the expiration date of the Option in which the Participant would be permitted by federal or state securities laws to sell the Shares, then the period for exercising the Option following the termination of Participant’s Continuous Service shall automatically be extended by an additional period of up to thirty (30) days measured from the date the Participant is first free to sell Shares; provided, however, that in no event shall the Option be exercisable after the specified Option Expiration Date. The determination of whether the Participant is precluded from selling the Shares subject to the Option by federal or state securities laws shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

(c)	Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)
Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii)
Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

(iii)
Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(d)	Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i)
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock grant under the Plan shall be set forth in a written Award

Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)
Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)
Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)
Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i)
Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(ii)
Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s

Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.

(iii)
Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f)
Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.

(g)
Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(h)
Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, subject to the provisions of Section 7 if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.

(i)
Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.T

7.	Tax Qualified Performance Awards.

(a)
Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

(b)
Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c)
Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)
Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)
Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

8.	Certain Provisions Applicable to Awards or Sales.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b)
Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as may be prohibited by Section 409A of the Code, the settlement of any Award may be accelerated in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)
Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b‑3 or Rule 16a‑1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b‑3 or Rule 16a‑1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b‑3 or Rule 16a‑1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(d)
Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, (i) any payment that is to be made on account of a Change in Control shall only be made if the event constitutes a Change in Control and a change in control event for purposes of Section 409A and (ii) the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, but nothing herein shall be construed as an entitlement to or a guarantee of any particular tax treatment to the Participant.

9.	Change in Control; Corporate Transaction.

(a)	Change in Control.

(i)
The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

(ii)
In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity, or (2) in the Award Agreement.

(b)
Corporate Transactions. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (together, the “Successor Corporation”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any Successor Corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

In the event that the Successor Corporation in a Corporate Transaction refuses to assume, continue or substitute for an Award, then the Award shall fully vest and be exercisable (if applicable) as to all of the Shares subject to such Award, including Shares as to which such Award would not otherwise be vested or, if applicable, exercisable. If an Award becomes fully vested and, if applicable, exercisable in lieu of assumption, continuation or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically at least five (5) business days prior to the effective time of the Corporate Transaction that the Award shall be fully vested and, if applicable, exercisable immediately prior to and contingent upon the effective time of the Corporate Transaction. For the purposes of this Section, an Award shall be considered assumed or substituted if, following the Corporate Transaction, the assumed or substituted award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Stock for each Share held on the effective time of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received from the Award (or, if applicable, upon the exercise of the Award), for each Share subject to the Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Stock in the Corporate Transaction. An Award shall be considered continued if the Award continues in accordance with its terms and continues to be for same number of Shares as prior to the Corporate Transaction. The Plan Administrator, in its sole discretion, shall determine whether each Award has been assumed, continued, substituted or terminated pursuant to the terms of this Section.
The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).
Notwithstanding the foregoing, with respect to Restricted Stock and any other Award granted under the Plan where the Company has any forfeiture, reacquisition or repurchase rights, the forfeiture, reacquisition or repurchase rights for such Awards may be assigned by the Company to the Successor Corporation (or the Successor Corporation’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Corporation, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any forfeiture, reacquisition or repurchase rights held by the Company with respect to any such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c)
Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10.	General Provisions.

(a)
Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.

(b)	Limits on Transferability; Beneficiaries.

(i)
General. Except as provided in the Award Agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(ii)
Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option as follows: (A) by gift to a member of the Participant’s Immediate Family (as defined below) or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Plan Administrator, in its sole discretion, may permit the transfer of Awards to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b‑3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

(c)	Adjustments.

(i)
Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer, then the Plan Administrator shall, to avoid anti-dilution or other enlargement or loss of value to Participant Awards, equitably adjust (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii)
Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)
Taxes. Consistent with applicable law and after giving due consideration to various accounting guidance regarding withholding at minimum statutory rates, the Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e)
Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f)
Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g)
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)
Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)
Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k)
Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable), Rule 16b‑3 under the Exchange Act (if applicable), applicable Nasdaq requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
4900 S. Pennsylvania Avenue
Cudahy, Wisconsin 53110
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Roadrunner Transportation Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated April 9, 2014, and hereby appoints Mark A. DiBlasi and Peter R. Armbruster and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of Roadrunner Transportation Systems, Inc., to be held on Wednesday, May 14, 2014, at 1:00 PM Central Time, at the Hilton Garden Inn, 5890 S. Howell Avenue, Milwaukee, Wisconsin 53207 and at any adjournment or postponement thereof, and to vote all shares of common stock of Roadrunner Transportation Systems, Inc. held of record by the undersigned at the close of business on April 8, 2014 as hereinafter specified upon the proposals set forth on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, "FOR" THE ELECTION OF THE TWO DIRECTOR NOMINEES (PROPOSAL NO. 1), "FOR" PROPOSAL NOS. 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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ROADRUNNER TRANSPORTATION SYSTEMS, INC.
4900 SOUTH PENNSYLVANIA AVENUE
CUDAHY, WI 53110-8903

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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01 Christopher L. Doerr 02 James D. Staley

The Board of Directors recommends you vote FOR the following proposals:

NOTE: and upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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